Exhibit 10.5

THIRD AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

DATED AS OF DECEMBER 12, 2008

BETWEEN

QUEST DIAGNOSTICS INCORPORATED AND EACH OF ITS DIRECT OR
INDIRECT WHOLLY-OWNED SUBSIDIARIES WHO IS OR HEREAFTER BECOMES
A SELLER HEREUNDER,
as the Sellers,

AND

QUEST DIAGNOSTICS RECEIVABLES INC.,
as the Buyer

(g) Credit and Collection Policies		18
(h) Separate Corporate Existence of the Buyer		18
(i) Collections		18
(j) Further Assurances		18
SECTION 4.2.	REPORTING REQUIREMENTS	19
(a) Sales, Liens, Etc		19
(b) Extension or Amendment of Receivables		19
(c) Change in Business or Credit and Collection Policy		19
(d) Change in Payment Instructions to Obligors		20
(e) Deposits to Collection Accounts and Collection Account		20
(f) Changes to Other Documents		20
(g) Change of Name, State of Organization, or Records Locations		20
(h) Mergers, Consolidations and Acquisitions		20
(i) Disposition of Receivables and Related Assets		21
(j) Receivables Not to be Evidenced by Promissory Notes		21
(k) Accounting for Purchases		21

ARTICLE V - JOINDER OF ADDITIONAL SELLERS		21

SECTION 5.1.	ADDITION OF NEW SELLERS	21
SECTION 5.2.	DOCUMENTATION	21

ARTICLE VI - ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE RECEIVABLES		22

SECTION 6.1.	RIGHTS OF THE BUYER	22
SECTION 6.2.	RESPONSIBILITIES OF THE SELLERS	22
(a) Collection Procedures		22
(b) Performance Under Contract		22
(c) Power of Attorney		22
SECTION 6.3.	FURTHER ACTION EVIDENCING PURCHASES	23
SECTION 6.4.	APPLICATION OF COLLECTIONS	23

ARTICLE VII - INDEMNIFICATION		23

SECTION 7.1.	INDEMNITIES BY THE SELLERS	26
SECTION 7.2.	CONTRIBUTION	26

ARTICLE VIII - MISCELLANEOUS		26

SECTION 8.1.	WAIVERS AND AMENDMENTS	26
SECTION 8.2.	NOTICES, ETC	26
SECTION 8.3.	CUMULATIVE REMEDIES	26
SECTION 8.4.	BINDING EFFECT; ASSIGNABILITY	27
SECTION 8.5.	GOVERNING LAW	27
SECTION 8.6.	COSTS, EXPENSES AND TAXES	27
SECTION 8.7.	SUBMISSION TO JURISDICTION	28
SECTION 8.8.	WAIVER OF JURY TRIAL	28
SECTION 8.9.	CAPTIONS AND CROSS REFERENCES; INCORPORATION BY REFERENCE	28
SECTION 8.10.	EXECUTION IN COUNTERPARTS	28
SECTION 8.11.	ACKNOWLEDGMENT AND AGREEMENT	28
SECTION 8.12.	NO PROCEEDINGS	28

ANNEX A - DEFINITIONS		35

EXHIBIT A – FORM OF PURCHASE REPORT		41

EXHIBIT B – FORM OF SUBORDINATED NOTE		43

EXHIBIT C - CREDIT AND COLLECTION POLICIES		50

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EXHIBIT D - FORM OF JOINDER AGREEMENT	70

SCHEDULE 2.1(0) - SELLERS’ FEDERAL TAXPAYER ID NUMBERS; CHIEF EXECUTIVE OFFICE ADDRESSES; PRINCIPAL LABORATORIES AND BILLING CENTERS, AND LOCATION(S) WHERE RECORDS ARE KEPT

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THIRD AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

           THIS THIRD AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), dated as of December 12, 2008 is entered into by and between:

     (1) Quest Diagnostics Incorporated, a Delaware corporation (“Quest Diagnostics”), Quest Diagnostics Nichols Institute (formerly known as Quest Diagnostics Incorporated), a California corporation, Quest Diagnostics Incorporated, a Michigan corporation, Quest Diagnostics Incorporated, a Maryland corporation, Quest Diagnostics LLC, a Connecticut limited liability company, Quest Diagnostics LLC, a Massachusetts limited liability company, Quest Diagnostics of Pennsylvania Inc., a Delaware corporation, MetWest Inc., a Delaware corporation, Quest Diagnostics LLC, an Illinois limited liability company, Quest Diagnostics Clinical Laboratories, Inc., a Delaware corporation, Unilab Corporation, a Delaware corporation (“Unilab”), Quest Diagnostics Nichols Institute, Inc., a Virginia corporation formerly known as Medical Laboratories Corporation, Inc. (“Quest-Nichols”), Quest Diagnostics Incorporated, a Nevada corporation formerly known as APL Healthcare Group, Inc. (“Quest-Nevada”), LabOne, Inc., a Missouri corporation (successor by merger with Central Plains Laboratores, LLC, a Kansas limited liability company) (“LabOne”), ExamOne World Wide, Inc., a Pennsylvania corporation (“ExamOne”), LabOne of Ohio, Inc., a Delaware corporation (“LabOne Ohio”), Systematic Business Services, Inc., a Missouri corporation (“SBS”), and each of the other direct or indirect, wholly-owned subsidiaries of Quest Diagnostics who hereafter becomes a party hereto by executing a joinder agreement in the form of Exhibit D hereto (each, a “Joinder Agreement”), as sellers, and

     (2) Quest Diagnostics Receivables Inc., a Delaware corporation, as purchaser (the “Buyer”),

and amends and restates in its entirety that certain Second Amended and Restated Receivables Sale Agreement dated as of April 20, 2004 by and among Central Plains Laboratories, LLC, a Kansas limited liability company (“Central Plains”) and the parties hereto other than LabOne, Inc., ExamOne, LabOne Ohio and SBS (the “Existing Agreement”). Unless otherwise indicated, capitalized terms used in this Agreement are defined in ANNEX A hereto or, if not defined therein, in that certain Fourth Amended and Restated Credit and Security Agreement dated as of June 11, 2008, by and among the Buyer, as borrower, Quest Diagnostics, as initial servicer, Variable Funding Capital Company LLC, Wachovia Bank, National Association, individually and as VFCC Agent, Gotham Funding Corporation, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., individually, as Gotham Agent and as Administrative Agent, as amended, supplemented, restated, joined or otherwise modified from time to time in accordance with the terms thereof (the “Credit and Security Agreement”).

W I T N E S S E T H :

     WHEREAS, Quest Diagnostics owns, directly or indirectly all of the issued and outstanding Equity Interests of each of the other Sellers;

     WHEREAS, the Buyer is a limited purpose corporation, all of the issued and outstanding Equity Interests of which are owned by Quest Diagnostics;

     WHEREAS, Quest Diagnostics contributed to the Buyer’s capital all of its Receivables in existence as of the Initial Cut-Off Date, together with all Related Assets associated therewith;

     WHEREAS, the Sellers desire to sell Private Receivables and the Related Assets with respect thereto and Participation Interests in Specified Government Receivables and the Related Assets with respect thereto, in each case owned from time to time by the Sellers to the Buyer, and the Buyer is willing, on the terms and subject to the conditions set forth herein, to purchase such Private Receivables, Participation Interests and Related Assets from the Sellers;

     WHEREAS, the Buyer has pledged the Private Receivables, the Participation Interests and the Related Assets received from the Sellers hereunder to secure Obligations under the Credit and Security Agreement, including, without limitation, its obligations to repay Loans made thereunder; and

     WHEREAS, at the request of the Buyer and its assigns, Quest Diagnostics has agreed to continue to act as Servicer for the Private Receivables and to act as Servicer for the Specified Government Receivables subject to Participation Interests, although Quest Diagnostics has informed the Buyer and its assigns that it may, subject to their approval and to satisfaction of the Rating Agency Condition, if required, transfer that function to an Affiliate;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
CAPITALIZATION OF THE BUYER AND AMOUNTS AND TERMS OF THE
PURCHASES

          Section 1.1. Exchange of Specified Government Receivables. Effective on the date hereof with respect to all of the Specified Government Receivables and Related Assets sold by the Existing Sellers to Buyer under the Previous Agreements, Buyer and each such Existing Seller hereby exchange such Specified Government Receivables and Related Assets for Participation Interests in such Specified Government Receivables and Related Assets.

          Section 1.2. Purchases of Private Receivables and Participation Interests.

          (a) Effective on the Applicable Closing Date for each Seller that has not already sold or contributed Private Receivables and Related Assets or Participation Interests and Related Assets under the Previous Agreements

(including by operation of Section 1.1 above), in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each such Seller does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer does hereby purchase from such Seller, all of such Seller’s right, title and interest in and to such Seller’s Initial Private Receivables and all Related Assets with respect thereto and such Seller’s Initial Participation Interests and all Related Assets with respect thereto.

     (b) Effective on each Business Day after each Seller’s Applicable Closing Date and prior to the Sale Termination Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, such Seller does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer does hereby purchase from such Seller, all of such Seller’s right, title and interest in and to such Seller’s Additional Private Receivables and all Related Assets with respect thereto and such Seller’s Additional Participation Interests and all Related Assets with respect thereto.

      (c) It is the intention of the parties hereto that each conveyance of Private Receivables and Participation Interests made under this Agreement shall constitute an outright “sale of accounts” (as such terms are used in Article 9 of the UCC) or other absolute transfer, which is absolute and irrevocable and shall provide the Buyer with the full benefits of ownership of the Private Receivables, Participation Interests and the associated Related Assets. Except for the Purchase Price Credits owed pursuant to Section 1.4, each conveyance of Private Receivables and Participation Interests hereunder is made without recourse to the applicable Seller; provided, however, that (i) each Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of the Transaction Documents to which such Seller is a party, and (ii) such conveyance does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of such Seller or any other Person arising in connection with the Participation Interests, the Private Receivables, the related Contracts, and/or other Related Assets or any other obligations of such Seller. In view of the intention of the parties hereto that the conveyances of Private Receivables and Participation Interests made hereunder shall constitute outright sales of such Private Receivables and Participation Interests rather than loans secured thereby, each Seller agrees that it will, on or prior to its Applicable Closing Date, mark its master data processing records relating to its Receivables with the following legend (or the substantive equivalent thereof):

“THE RECEIVABLES DESCRIBED HEREIN, TOGETHER
WITH CERTAIN RELATED ASSETS, ARE EITHER THE
PROPERTY OF QUEST DIAGNOSTICS RECEIVABLES

INC. OR SUBJECT TO RIGHTS OF QUEST DIAGNOSTICS RECEIVABLES INC.”

Upon the request of the Buyer or the Administrative Agent, each Seller will file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the Buyer’s ownership interest in the Private Receivables, the Participation Interests and the respective Related Assets or as the Buyer or the Administrative Agent may reasonably request.

     (d) Nothing herein shall be deemed to preclude Quest Diagnostics from contributing to the Buyer’s capital, in lieu of selling, Private Receivables and Participation Interests in Specified Government Receivables, in each case originated by Quest Diagnostics together with the Related Assets associated therewith, and any such contribution is made with the intention that each such contribution, if any, will be made with the same intentions as are set forth in Section 1.2(c) above. No Purchase Price shall be payable in respect of any contributed Private Receivable, Participation Interest or its respective associated Related Assets.

     (e) Following each sale or contribution of a Participation Interest in a Specified Government Receivable, each Seller hereby agrees to hold such Government Receivable and any Related Assets and proceeds with respect thereto for the benefit of the Buyer; provided that no Seller shall take any action in contravention of any law, rule or regulation applicable to such Specified Government Receivable. It is understood and agreed that sales and contributions of Participation Interests in Specified Government Receivables shall not include any right to collect the proceeds of any Specified Government Receivable directly from the applicable Governmental Entity, except insofar as a court of competent jurisdiction shall order such Governmental Entity to make such payments directly to the Buyer or its assigns.

          Section 1.3. Payment for the Purchases.

          (a) The Purchase Price for each purchase of Initial Private Receivables and Related Assets from any Seller (other than Quest Diagnostics) and each purchase of Initial Participation Interests and Related Assets from any Seller (other than Quest Diagnostics) either has been paid pursuant to the Existing Agreements or shall be payable in full pursuant to this Agreement by the Buyer to such Seller on such Seller’s Applicable Closing Date in one or both of the following manners:

          (i) by delivery of immediately available funds, to the extent of the Buyer’s Available Funds; and

          (ii) solely to the extent such Available Funds are insufficient to pay the full amount of Purchase Price then due and owing, by delivery of a Subordinated Note made by the Buyer to the applicable Seller (and making a notation of a

Subordinated Loan thereunder), so long as the aggregate principal amount of Subordinated Loans outstanding at any one time under such Subordinated Notes does not exceed the lesser of (A) the remaining unpaid portion of such Purchase Price, and (B) the maximum Subordinated Loan that could be borrowed without rendering the Buyer’s net worth less than the amount required by Section 7.3(g) of the Credit and Security Agreement.

The Purchase Price for each purchase of Additional Private Receivables and Related Assets and each purchase of Additional Participation Interests and Related Assets shall be due and owing in full by the Buyer to the applicable Seller on the date of such purchase (except that the Buyer may, with respect to any such purchase, offset against such Purchase Price any amounts owed by such Seller to the Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Seller in the manner provided in the following paragraphs (b), (c) and (d).

          (b) With respect to any purchase of Additional Private Receivables and Related Assets from any Seller and any purchase of Additional Participation Interests and Related Assets from any Seller, the Buyer shall pay the Purchase Price therefor on the next subsequent Settlement Date in accordance with Section 1.3(d) and in one or more of the following manners:

     (i) by delivery of immediately available funds, to the extent of the Buyer’s Available Funds; and

     (ii) solely to the extent such Available Funds are insufficient to pay the full amount of Purchase Price then due and owing, by delivery of a Subordinated Note made by the Buyer to the applicable Seller (or by increasing the aggregate outstanding principal amount outstanding thereunder), so long as the aggregate principal amount of Subordinated Loans outstanding at any one time under such Subordinated Note does not exceed the lesser of (A) the remaining unpaid portion of such Purchase Price, and (B) the maximum Subordinated Loan that could be borrowed without rendering the Buyer’s net worth less than the amount required by Section 7.3(g) of the Credit and Security Agreement.

Subject to the limitations set forth in Section 1.3(a)(ii) and Section 1.3(b)(ii), each of the Sellers irrevocably agrees to advance each Subordinated Loan requested by the Buyer on or prior to such Seller’s Sale Termination Date. The Subordinated Loans owing to each Seller shall be evidenced by, and shall be payable in accordance with the terms and provisions, of its Subordinated Note and shall be payable solely from Available Funds. Each Seller is hereby authorized by the Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each Subordinated Loan thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer thereunder.

          (c) On each Monthly Reporting Date after its Applicable Closing Date, each Seller shall (or shall require the Servicer to) deliver to the Buyer and the Administrative Agent a report in substantially the form of Exhibit A hereto (each such report being herein called a “Purchase Report”) with respect to the Private Receivables and Participation Interests sold by such Seller to the Buyer during the Settlement Period then most recently ended. Each such Purchase Report shall list the applicable Seller separately and shall specify, as applicable: (i) the Initial Private Receivables, Additional Private Receivables, Initial Participation Interests and/or Additional Participation Interests sold by such Seller during the Settlement Period then most recently ended, (ii) the amount of the Private Receivables described in the foregoing clause (i) that were Eligible Receivables on the date they were acquired by the Buyer, and (iii) the amount of the Participation Interests described in the foregoing clause (i) that were Eligible Participation Interests on the date they were acquired by the Buyer.

          (d) Although the Purchase Price for each purchase of Additional Private Receivables and Related Assets and purchase of Additional Participation Interests and Related Assets shall be due and payable in full by the Buyer to the applicable Seller on the date of such purchase, settlement of the Purchase Price between the Buyer and such Seller shall be effected on Settlement Dates with respect to all purchases within the same Settlement Period and based on the information contained in the Purchase Report delivered for such Settlement Period pursuant to Section 1.3(c). Although cash settlements shall be effected on Settlement Dates, increases or decreases in the Subordinated Loans shall be deemed to have occurred and shall be effective as of the last Business Day of the Settlement Period to which such settlement relates.

          Section 1.4. Purchase Price Credit Adjustments. If as of the last day of any Settlement Period:

          (a) the outstanding aggregate balance of the Net Private Receivables originated by any Seller and the Net Participation Interests as reflected in the preceding Purchase Report (net of any positive adjustments) has been reduced for any of the following reasons:

      (i) as a result of any rejected services, any cash discount or any other adjustment by the applicable Seller or any Affiliate thereof (regardless of whether the same is treated by such Seller or Affiliate as a write-off), or as a result of any surcharge or other governmental or regulatory action, or

     (ii) as a result of any setoff or breach of the underlying agreement in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

     (iii) on account of the obligation of the applicable Seller or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

     (iv) as a result of any Unpaid Net Balance of any Private Receivable or Participation Interest on the date of its sale or contribution proving to have been less on such date than the amount reflected on the applicable Purchase Report, or

          (b) any of the representations or warranties of the applicable Seller set forth in Section 2.1(d), (k) or (m) was not true when made with respect to any Private Receivable originated by it or any Participation Interest in any Specified Government Receivable originated by it, or any of the representations or warranties of the applicable Seller set forth in Section

2.1(m) is no longer true with respect to any Private Receivable or any Participation Interest in any Specified Government Receivable originated by it,

then, in such event, the Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder equal to (A) the amount of such reduction, cancellation or overstatement, in the case of the preceding clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv), and (B) in the full amount of the Unpaid Net Balance of such Receivable in the case of the preceding clause (b). If such Purchase Price Credit exceeds the original Unpaid Net Balance of the Private Receivables and Participation Interests to be sold by the applicable Seller on the date of a purchase, then the applicable Seller shall pay the remaining amount of such Purchase Price Credit in cash not later than the next Settlement Date; provided that if such Seller’s Sale Termination Date has not occurred, such Seller shall be allowed to deduct the remaining amount of such Purchase Price Credit from any Indebtedness owed to it under its Subordinated Note.

          Section 1.5. Payments and Computations, Etc. All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Seller designated from time to time by such Seller or as otherwise directed by such Seller. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, interest on the past due amount at the Default Rate until paid in full; provided, however, that such interest shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          Section 1.6. Transfer of Records.

          (a) In connection with the purchases of Private Receivables and Participatiion Interests hereunder, each Seller hereby sells, transfers, assigns and otherwise conveys to the Buyer all of such Seller’s right and title to and interest in the Records relating to all Private Receivables and the Specified Government Receivables the subject of Participation Interests sold hereunder, without the need for any further documentation in connection with any purchase. In connection with such transfer, each Seller hereby grants to each of the Buyer, the Administrative Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Seller to account for its Receivables, to the extent necessary to administer such Receivables following replacement of Quest Diagnostics (or any of its Affiliates) as the Servicer, whether such software is owned by such Seller or is owned by others and used by such Seller under license agreements with respect thereto, provided that should the consent of any licensor of such Seller to such grant of the license described herein be required, such Seller hereby agrees that upon the request of the Buyer, the Servicer or the Administrative Agent, such Seller will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

          (b) Each Seller (i) shall take such action requested by the Buyer and/or the Administrative Agent, from time to time hereafter, that may be necessary or reasonably appropriate to ensure that the Buyer has an enforceable ownership interest in the Records relating to the Private Receivables and the Specified Government Receivables the subject of Participation Interests purchased from such Seller hereunder, and (ii) shall use its reasonable efforts to ensure that the Buyer and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.

          Section 1.7. Characterization; Granting Clause.

          (a) If, notwithstanding the intention of the parties expressed in Section 1.2(c), any sale by any of the Sellers to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that each sale of Private Receivables and Participation Interests hereunder shall constitute a true sale thereof, each of the Sellers hereby grants to the Buyer a duly perfected security interest in all of such Seller’s right, title and interest in, to and under all of such Seller’s Private Receivables and Participation Interests now existing and hereafter arising, and in all Related Assets with respect thereto, which security interest shall be prior to all other Liens thereto. After the occurrence of a Seller’s Sale Termination Event, the Buyer and its assigns shall have as against the applicable Seller, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

          (b) Each Seller hereby covenants and agrees to do all things necessary under each of its Contracts to facilitate collection of the Receivables arising thereunder by the Buyer and its assigns.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

          Section 2.1. Representations of the Sellers. In order to induce the Buyer to enter into this Agreement and to make purchases and accept the contributions hereunder, each Seller hereby makes the following representations and warranties, as to itself, as of the date of each sale or contribution by it hereunder:

          (a) Ownership of such Seller. Quest Diagnostics owns, directly or indirectly, all the issued and outstanding Equity Interests of each of the other Sellers, and all of such Equity Interests are fully paid and non-assessable.

          (b) Existence; Due Qualification; Permits. Such Seller: (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and (iv) is in compliance with all Requirements of Law, except, in the case of clauses (i), (ii), (iii) and (iv) where the failure thereof individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect. Such Seller holds all governmental permits, licenses, authorizations, consents and approvals necessary for such Seller to own, lease, and operate its Properties and to operate its businesses as now being conducted (collectively, the “Permits”), except for Permits the failure of which to obtain would not have a Seller Material Adverse Effect. None of the Permits has been modified in any way that is reasonably likely to have a Seller Material Adverse Effect. All Permits are in full force and effect except where the failure to be in full force and effect would not have a Seller Material Adverse Effect.

          (c) Action. Such Seller has all necessary corporate or other entity power, authority and legal right to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by such Seller of each Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate or other entity action on its part; and this Agreement has been duly and validly executed and delivered by such Seller and constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by such Seller will constitute, its legal, valid and binding obligation, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) Title to Receivables; Valid Security Interest. Each such Private Receivable originated by such Seller and each such Participation Interest has been transferred to the Buyer free and clear of any Lien except as created hereby or by the other Transaction Documents. Without limiting the foregoing, such Seller has delivered to the Administrative Agent (as the Buyer’s assignee) in form suitable for filing all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership interest in such Private Receivable and Participation Interest and the Administrative Agent’s collateral assignment thereof. This Agreement creates a valid security interest in each such Private Receivable and its Related Assets and such Participation Interest and Related Assets in favor of the Buyer, and, upon filing of the financing statements described in the preceding sentence, together with UCC termination statements delivered hereunder, such security interest will be a first priority perfected security interest.

          (e) Absence of Change of Control. No Change of Control has occurred.

          (f) Noncontravention.

          (i) None of the execution, delivery and performance by such Seller of any Transaction Document to which it is a party nor the consummation of the transactions herein and therein contemplated will (A) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of such Seller or any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on such Seller, or any term or provision of any Contractual Obligation of such Seller or (B) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (C) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Transaction Documents) upon any Property of such Seller pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing which could not reasonably be expected to have a Seller Material Adverse Effect and which would not subject the Buyer or its assigns to any material risk of damages or liability to third parties.

          (ii) Such Seller is not in default under any material contract or agreement to which it is a party or by which it is bound, nor, to such Seller’s knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that are not reasonably likely to have a Seller Material Adverse Effect.

          (g) No Proceedings. Except as described in Quest Diagnostics’ Form 10-K for the fiscal year ended December 31, 2007 and all filings made with the SEC under the Exchange Act by such Seller prior to the date of this Agreement, copies of which have been provided to the Buyer and the Administrative Agent or made available on EDGAR:

     (i) There is no Proceeding (other than any qui tam Proceeding, to which this Section is limited to the best of such Seller’s knowledge) pending against, or, to the knowledge of such Seller, threatened in writing against or affecting, such Seller or any of its Properties before any Governmental Authority that, if determined or resolved adversely to such Seller, could reasonably be expected to have a Seller Material Adverse Effect.

     (ii) There is (A) no unfair labor practice complaint pending against any Seller or, to the best knowledge of such Seller, threatened against such Seller, before the National Labor Relations Board or any other Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Seller or, to the best knowledge of such Seller after due inquiry, threatened against such Seller, (B) no strike, labor dispute, slowdown or stoppage pending against such Seller or, to the best knowledge of such Seller, after due inquiry, threatened against such Seller and (C) to the best knowledge of such Seller after due inquiry, no union representation question existing with respect to the employees of such Seller and, to the best knowledge of such Seller, no union organizing activities are taking place, except such as would not, with respect to any matter specified in clause (A), (B) or (C) above, individually or in the aggregate, have a Seller Material Adverse Effect.

     (h) Taxes.

     (i) Except as would not have a Seller Material Adverse Effect: (A) all tax returns, statements, reports and forms (including estimated Tax or information returns) (collectively, the “Tax Returns”) required to be filed with any taxing authority by, or with respect to, such Seller have been timely filed in accordance with all applicable laws; (B) such Seller has timely paid or made adequate provision for payment of all Taxes shown as due and payable on Tax Returns that have been so filed, and, as of the time of filing, each Tax Return was accurate and complete and correctly reflected the facts regarding income, business, assets, operations, activities and the status of such Seller (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the financial statements delivered hereunder); and (C) such Seller has made adequate provision for all Taxes payable by such Seller for which no Tax Return has yet been filed.

     (ii) Except as described in Quest Diagnostics’ Form 10-K for the fiscal year ended December 31, 2007 and all filings made with the SEC under the Exchange Act by such Seller prior to the date of this Agreement, copies of which have been provided to the Buyer and the Administrative Agent: (A) as of the date hereof such Seller is not a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than an affiliated group of corporations of which Quest Diagnostics is the common parent; and (B) there are no material tax sharing or tax indemnification agreements under which such Seller is required to indemnify another party for a material amount of Taxes other than, in the case of Quest Diagnostics, the tax indemnity contained in the Merger Agreement dated as of August 16, 1999, between Glaxo Smith Kline (formerly known as Smith Kline Beecham) and Quest Diagnostics.

          (i) Government Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by such Seller of the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Transaction Documents (all of which have been duly made or delivered to the Administrative Agent for filing or may be prepared for filing by the Buyer or the Administrative Agent in accordance with the terms of the Transaction Documents) and except for consents, authorizations and filings that have been obtained or made and are in full force and effect or the failure of which to obtain would not have a Seller Material Adverse Effect.

     (j) Financial Statements and Absence of Certain Material Adverse Changes.

     (i) The information, reports, financial statements, exhibits and schedules furnished in writing by such Seller to the Administrative Agent or any of the Lenders in connection with the negotiation, preparation or delivery of the Transaction Documents, including Quest Diagnostics’ Annual Report on Form 10-K for the year ended December 31, 2007 and all filings made with the SEC under the Exchange Act by such Seller prior to the date of this Agreement, copies of which have been provided to the Buyer and the Administrative Agent or made available on EDGAR, but in each case excluding all projections, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by such Seller to the Buyer, the Administrative Agent or any Lender pursuant to the Transaction Documents have been prepared in good faith based on assumptions believed by such Seller and/or Quest Diagnostics to be reasonable at the time made, it being recognized that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Seller, however, makes any representation as to the ability of any Seller to achieve the results set forth in any such projections. Each Seller understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Buyer as a material inducement to entering into this Agreement and making any Purchase hereunder and by the Agents and the Lenders as a material inducement to make each extension of credit under the Credit and Security Agreement.

     (ii) From December 31, 2007 through and including the date of this Agreement, there has been no material adverse change in Quest Diagnostics’ consolidated financial condition, business or operations. Since the date of this Agreement, there has been no material adverse change in Quest Diagnostics’ consolidated financial condition, business or operations that has had, or would reasonably be expected to have, a material adverse effect upon its ability to perform its obligations, as a Seller or, if applicable, as Servicer, under the Transaction Documents when and as required, or a material adverse effect on the collectibility of any material portion of the Receivables.

     (iii) Since such Seller’s Applicable Closing Date, no event has occurred which would have a Seller Material Adverse Effect.

          (k) Nature of Receivables. Each Receivable constitutes an “Account” or a “Payment Intangible.”

          (l) Margin Regulations. The use of all funds obtained by such Seller under this Agreement or any other Transaction Document to which it is a party will not conflict with or contravene any of Regulation T, U or X.

          (m) Title to Receivables and Quality of Title.

          (i) Upon issuance of its shares of capital stock to Quest Diagnostics (in the case of contributed Initial Private Receivables, Initial Participation Interests and any Private Receivables and/or Participation Interests that Quest Diagnostics, in its sole discretion, may elect to contribute thereafter) and payment of the applicable Purchase Price for each purchased Private Receivable and Participation Interest in one or both of the manners permitted by this Agreement, the Buyer will have irrevocably obtained all good title to such Private Receivable, Participation Interest and its respective Related Assets (other than any Related Asset constituting a Contract that contains a prohibition on assignment, in which case the Buyer has obtained a valid and perfected first priority perfected security interest in the applicable Seller’s right to receive payments thereunder to the extent contemplated by Section 9-406 of the UCC of the applicable jurisdiction), and the Buyer has the legal right to sell and encumber, each such Private Receivable, Participation Interest and its Related Assets. Without limiting the foregoing, there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership interest in such Private Receivable and Participation Interest.

     (ii) No financing statement or other instrument similar in effect covering any portion of the Collateral is on file in any recording office except such as may be filed (A) in favor of a Seller in accordance with the Contracts, (B) in favor of the Buyer and its assigns in connection with this Agreement, (C) in favor of the Administrative Agent in accordance with the Credit and Security Agreement, (D) in connection with any Lien arising solely as the result of any action taken by the Administrative Agent or one of the Secured Parties, or (E) which shall be terminated or amended pursuant to the UCC termination statements or amendments delivered hereunder.

          (n) Accurate Reports. No Purchase Report prepared by such Seller, or to the extent information therein was supplied by such Seller, no other information, exhibit, schedule or information concerning the Receivables originated by such Seller furnished or to be furnished verbally or in writing before or after the date of this Agreement, by or on behalf of such Seller to the Buyer or any of its assigns pursuant to this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Buyer and the Administrative Agent at such time) as of the date so furnished, or contained or (in the case of information or other materials to be furnished in the future) will contain any material misstatement of fact or omitted or (in the case of information or other materials to be furnished in the future) will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

          (o) Offices. The principal laboratories and billing centers of such Seller are located at the respective addresses set forth on Schedule 2.1(o) hereto or its Joinder Agreement, as applicable, and the offices where such Seller keep all books, records and documents evidencing the Receivables originated by it (other than books, records and documents that are stored off-site with respect to Receivables which are no longer outstanding or which have been written-off), the related material Contracts and all purchase orders and other agreements related to such Receivables are located at the addresses specified in Schedule 2.1(o) hereto or its Joinder Agreement (or at such other locations, notified to the Buyer in accordance with Section 4.3(g), in jurisdictions where all action required by Section 4.3(g) has been taken and completed).

          (p) Collection Accounts. Such Seller has instructed all Obligors thereon to pay all Collections either directly by mail addressed to a Lockbox listed on Schedule 6.1(o) to the Credit and Security Agreement which is subject to a Collection Account Agreement, or by wire transfer or other electronic funds transfer directly to a Collection Account listed on Schedule 6.1(o) to the Credit and Security Agreement which is subject to a Collection Account Agreement. All payments on the Specified Government Receivables originated by a Seller do not conflict with any rules or regulations applicable to such Specified Government Receivable. Such Seller has instructed each bank maintaining a Lockbox or Collection Account to sweep all collected funds received therein each Business Day to a Collection Account in the name of the Buyer which is subject to a Collection Account Agreement. The Buyer will cause each of the Collection Accounts that is currently in the name of a Seller to be transferred to it and into its own name within a reasonable period of time after the initial Advance under the Credit and Security Agreement, and each Seller agrees to cooperate fully with the Buyer in effecting such transfers.

          (q) Eligible Receivables and Eligible Participation Interests. Each Private Receivable originated by such Seller that is included as an Eligible Receivable on any Purchase Report was an Eligible Receivable on the date on which it was sold or contributed to the Buyer pursuant hereto. Each Eligible Participation Interest of such Seller that is included as an Eligible Participation Interest on any Purchase Report was an Eligible Participation Interest on the date on which it was sold or contributed to the Buyer pursuant hereto

          (r) Names. Except as set forth on Schedule 2.1(o), in the five years preceding the date hereof, such Seller has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

          (s) Credit and Collection Policy. With respect to the Receivables originated by such Seller, such Seller has complied in all material respects with its applicable Credit and Collection Policy, and no change has been made to such Credit and Collection Policy since the date of this Agreement which would be reasonably likely to materially and adversely affect the collectibility of the Receivables originated by such Seller or decrease the credit quality of any newly created Receivables originated by such Seller except for such changes as to which the Administrative Agent has received the notice required under Section 7.2(h) of the Credit and Security Agreement and has given its prior written consent thereto (which consent shall not be unreasonably withheld or delayed).

          (t) Payments to Sellers. With respect to each Private Receivable and each Participation Interest sold or contributed to the Buyer by such Seller under this Agreement, the Buyer has given reasonably equivalent value to such Seller in consideration for such Private Receivable, Participation Interest and the Related Assets with respect thereto and no such transfer is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§101 et seq.), as amended.

          (u) Investment Company Act; Other Restrictions. Such Seller is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the United States Investment Company Act of 1940, as amended. Such Seller is not subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X of the Board of Governors of the Federal Reserve System.

          (v) Solvency. As of the date of each sale or contribution by such Seller hereunder, after giving effect thereto, such Seller is and will be Solvent.

          (w) ERISA. No ERISA Event has occurred or is reasonably expected to occur which could have a Seller Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20.0 million the fair market value of the assets of all such underfunded Pension Plans of the Sellers. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of any of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not result in a Seller Material Adverse Effect. All Foreign Plans are in substantial compliance with all Requirements of Law (other than to the extent such failure to comply would not reasonably be expected to have a Seller Material Adverse Effect).

          (x) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (y) Reliance on Separate Legal Identity. Such Seller is aware that the Lenders, the Liquidity Banks and the Agents are entering into the Transaction Documents in reliance upon the Buyer’s identity as a legal entity separate from such Seller and any of its other Affiliates.

ARTICLE III
CONDITIONS OF PURCHASES

          Section 3.1. Conditions Precedent to the Initial Purchase under this Agreement. The initial purchase from each Seller on or after December 12, 2008 is subject to the conditions precedent that (1) the Buyer shall have executed and delivered a Subordinated Note in favor of each such Seller, and (2) the Buyer shall have received, on or before each Seller’s Applicable Closing Date, the following, each (unless otherwise indicated) dated such Seller’s Applicable Closing Date, and each in form, substance and date reasonably satisfactory to the Buyer and the Administrative Agent:

     (a) A copy of the resolutions of such Seller’s board of directors, board of managers, general partners or analogous Persons of such Seller approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by a Responsible Officer of such Seller;

     (b) A good standing certificate for such Seller issued as of a recent date by the Secretary of State of the state of its formation;

     (c) A certificate of a Responsible Officer of such Seller certifying the names and true signatures of the officers, partners, managers or members authorized on such Seller’s behalf to sign the Transaction Documents to be delivered by it, on which certificate the Buyer and the Servicer (if the Servicer is not such Seller) may conclusively rely until such time as the Buyer and the Servicer shall receive from such Seller a revised certificate meeting the requirements of this subsection (c);

     (d) Recently certified copies of such Seller’s Organic Document or a certificate of a Responsible Officer that there have been no changes therein since the date of the Existing Agreement;

     (e) Copies of the proper financing statements (Form UCC-1 or UCC-3) necessary to continue the perfection of the Liens under the Existing Agreements and give effect to the amendments embodied in this Agreement;

     (f) Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s satisfaction; and

     (g) One or more opinions of such Seller’s counsel in form and substance reasonably satisfactory to the Agents covering the matters referenced in Exhibit 5.1(h) to the Credit and Security Agreement, the treatment of the transactions evidenced hereby as true sales and certain related bankruptcy matters.

     Section 3.2. Conditions Precedent to All Purchases. Each purchase shall be subject to the further conditions precedent that:

     (a) Such Seller’s Sale Termination Date shall not have occurred;

     (b) The Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request; and

     (c) On the date of such purchase, each of the representations and warranties of such Seller set forth in Article II hereof are true and correct on and as of the date of such purchase (and after giving effect thereto) as though made on and as of such date except to the extent it relates to an earlier date.

          Section 3.3. Reaffirmation of Representations and Warranties. Each Seller, by accepting the Purchase Price related to each purchase of such Seller’s Private Receivables, Participation Interests and respective Related Assets, shall be deemed to have certified that the representations and warranties of such Seller contained in Article II are true and correct as to such Seller on and as of the day of such purchase, with the same effect as though made on and as of such day except to the extent it relates to an earlier date.

ARTICLE IV
COVENANTS

          Section 4.1. Affirmative Covenants. From each Seller’s Applicable Closing Date until the later of the Final Payout Date or the cessation of the purchases of the Buyer hereunder, unless the Buyer and the Agents shall otherwise consent in writing:

          (a) Compliance With Laws, Etc. Such Seller will comply with all applicable laws, rules, regulations and orders, including those with respect to the Receivables and related Contracts and Invoices, except, in each of the foregoing cases, where the failure to so comply would not individually or in the aggregate have a Seller Material Adverse Effect.

          (b) Preservation of Existence. Such Seller will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Seller Material Adverse Effect.

          (c) Audits. Such Seller will, subject to compliance with applicable law: (i) at any time and from time to time upon not less than ten (10) Business Days’ notice (unless an Unmatured Default or Event of Default has occurred and is continuing, in which case, not more than one (1) Business Day’s notice shall be required) during regular business hours, permit the Buyer, the Agents or any of their agents or representatives: (A) to examine and make copies of and abstracts from all Records, Contracts and Invoices in the possession or under the control of such Seller, and (B) to visit the offices and properties of such Seller for the purpose of examining such Records, Contracts and Invoices and to discuss matters relating to Receivables or such Seller’s performance hereunder with any of the officers or employees of such Seller having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time, at the expense of such Seller, permit certified public accountants or auditors acceptable to the Agents to conduct a review of such Seller’s Contracts, Invoices and Records (each, a “Review”); provided, however, that, so long as no Event of Default has occurred and is continuing, such Seller shall only be responsible for the costs and expenses of one (1) such Review under this Section in any one calendar year unless (1) the first such Review in such calendar year resulted in negative findings (in which case such Seller shall be responsible for the costs and expenses of two (2) such Reviews in such calendar year), or (2) the Buyer delivers an Extension Request under the Credit and Security Agreement and the applicable Response Date is more than 3 calendar months after the first Review in such calendar year. Notwithstanding the foregoing, if (1) such Seller requests the approval of a new Eligible Originator who is a Material Proposed Addition or (2) any Material Acquisition is consummated by such Seller, such Seller shall be responsible for the costs and expenses of one additional Review per proposed Material Proposed Addition or per Material Acquisition in the calendar year in which such Material Proposed Addition is expected to occur or such Material Acquisition is expected to be consummated if such additional Review is requested by the Buyer or any of the Agents.

          (d) Keeping of Records and Books of Account. Such Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate essential Records evidencing the Receivables originated by such Seller in the event of the destruction of the originals thereof), and keep and maintain, all Contracts, Records and other information necessary or reasonably advisable for the collection of all such Receivables (including, without limitation, Records adequate to permit the identification as of any Business Day when required of outstanding Unpaid Net Balances by Obligor and related debit and credit details of the Receivables).

          (e) Performance and Compliance with Receivables and Contracts. Such Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises, if any, required to be observed by it under the Contracts and/or Invoices related to the Receivables originated by such Seller and all agreements related to such Receivables except for such failures to fully perform and comply as would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (f) Location of Records. Such Seller will keep its chief place of business and chief executive office, and the offices where it keeps its Records and material Contracts (and, to the extent that any of the foregoing constitute instruments, chattel paper or negotiable documents, all originals thereof), at the addresses referred to in Schedule 6.1(n) to the Credit and Security Agreement or to its Joinder Agreement, if applicable, or, upon 15 days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.5 of the Credit and Security Agreement shall have been taken and completed.

          (g) Credit and Collection Policies. Such Seller will comply in all material respects with its Credit and Collection Policy in regard to the Receivables originated by it and the related Contracts and Invoices.

          (h) Separate Corporate Existence of the Buyer. Each Seller will take such actions as shall be required in order to maintain the separate identity of the Buyer separate and apart from such Seller and its other Affiliates, including those actions set forth in Section 7.4 of the Credit and Security Agreement.

          (i) Collections. Such Seller will instruct all Obligors thereon to pay all Collections either directly by mail addressed to a Lockbox listed on Schedule 6.1(o) to the Credit and Security Agreement which is subject to a Collection Account Agreement, or by wire transfer or other electronic funds transfer directly to a Collection Account listed on Schedule 6.1(o) to the Credit and Security Agreement which is subject to a Collection Account Agreement. Such Seller will instruct each bank maintaining a Lockbox or Collection Account in the name of any Seller to sweep all collected funds received therein each Business Day to a Collection Account in the name of the Buyer (or the Administrative Agent or its designee) which is subject to a Collection Account Agreement. Such Seller will cooperate fully with the Buyer in transferring each of the Collection Accounts to the Buyer and, to the extent that such Collection Account is not already in the Buyer’s name, into the Buyer’s name within a reasonable period of time after the initial Advance under the Credit and Security Agreement.

          (j) Further Assurances. Such Seller shall take all necessary action to establish and maintain in favor of the Buyer, a valid and perfected ownership interest in the Private Receivables, Participation Interests and respective Related Assets.

          Section 4.2. Reporting Requirements. From such Seller’s Applicable Closing Date until the later of the Final Payout Date or the cessation of the purchases of the Buyer hereunder, such Seller will furnish to the Buyer and the Administrative Agent:

     (a) Proceedings. As soon as possible and in any event within ten Business Days after any Authorized Officer of such Seller obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which would reasonably be expected to have a Seller Material Adverse Effect and (ii) any development in previously disclosed litigation which development would reasonably be expected to have a Seller Material Adverse Effect;

     (b) Change in Business or Credit and Collection Policy. Prompt written notice of any material change in the character of such Seller’s business prior to the occurrence of such change, and not less than 15 Business Days’ prior written notice of any material change in such Seller’s Credit and Collection Policy (together with a copy of such proposed change); and

     (c) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables originated by such Seller, the condition, operations, financial or otherwise, of such Seller or such Seller’s performance hereunder that the Buyer or any of the Agents may from time to time reasonably request in order to protect the interests of the Buyer and the Administrative Agent, on behalf of the Secured Parties, under or as contemplated by the Transaction Documents.

          Section 4.3. Negative Covenants. From such Seller’s Applicable Closing Date until the later of the Final Payout Date or the cessation of the purchases of the Buyer hereunder, unless the Buyer and the Agents shall otherwise consent in writing, such Seller shall not:

          (a) Sales, Liens, Etc. (i) Except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Private Receivables, Participation Interests or Specified Government Receivable underlying a Participation Interest, or any account to which any Collections are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Collection Agreements, set-off rights of any bank at which any such account is maintained), or (ii) assert any interest in the Receivables, except as Servicer (or a designated sub-servicer for the Servicer).

          (b) Extension or Amendment of Receivables. Extend, amend or otherwise modify the terms of any Receivable originated by it, or amend, modify or waive any term or condition of any Contract or Invoice related thereto in any way that adversely affects the collectibility of the Receivables originated by such Originator, taken as a whole, or any material part thereof, or the Buyer’s rights therein.

          (c) Change in Business or Credit and Collection Policy. Make or permit to be made any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any significant portion of the Receivables originated by it or otherwise materially and adversely affect the interests or remedies of the Buyer and its assigns under this Agreement or any other Transaction Document.

          (d) Change in Payment Instructions to Obligors. Add or terminate any bank as a Collection Bank from those listed in Schedule 6.1(o) to the Credit and Security Agreement or, after the Collection Account has been established pursuant to Section 7.1(i) of the Credit and Security Agreement, make any change in its instructions to Obligors regarding payments to be made to the Buyer or the Servicer or payments to be made to any Collection Bank (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Collection Bank and where such change is immaterial and does not adversely affect the interests of the Administrative Agent, on behalf of the Lenders, in any respect), unless (i) the Administrative Agent shall have received prior written notice of such addition, termination or change and (ii) the Administrative Agent shall have received duly executed copies of Collection Agreements in a form reasonably acceptable to the Administrative Agent with each new Collection Bank.

          (e) Deposits to Collection Accounts. Deposit or authorize the deposit to any Collection Account of any cash or cash proceeds other than Collections of Receivables and of certain of the Excluded JV Receivables.

          (f) Changes to Other Documents. Enter into any amendment or modification of, or supplement to (i) such Seller’s Organic Documents which could reasonably be expected to be materially adverse to the Buyer, (ii) this Agreement, or (iii) the Subordinated Notes.

          (g) Change of Name, State of Organization, or Records Locations. Change its name or state of organization or relocate any office where Records are kept unless it shall have: (i) given the Administrative Agent at least 15 days’ prior notice thereof and (ii) prior to effectiveness of such change, delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.

          (h) Mergers, Consolidations and Acquisitions. Liquidate or dissolve, consolidate with, or merge into or with, any other Person, except for: (i) mergers and consolidations of a Seller with one or more other Sellers (so long as in any such transaction involving Quest Diagnostics, Quest Diagnostics is the survivor), and (ii) other mergers or consolidations that do not constitute Material Acquisitions, provided that, in each of the foregoing cases:

     (A) the Administrative Agent and the Buyer receive prior written notice of such consolidation or merger, and the successor or surviving entity (if not a Seller) unconditionally assumes such Seller’s (or Sellers’) respective obligations under the Transaction Documents to which it is (or they are) a party immediately prior to giving effect to such consolidation or merger,

     (B) all UCC financing statements necessary to maintain the validity and perfection of the Buyer’s ownership interest in the

Private Receivables, Participation Interests and related Related Assets acquired or to be acquired from such Seller or Sellers under this Agreement, and the Administrative Agent’s security interest therein on behalf of the Secured Parties, have been duly filed in all necessary jurisdictions, and

     (C) if the surviving entity in such transaction(s) is not an existing Seller under this Agreement, all other documents required to be delivered in connection with a Joinder Agreement hereunder have been duly executed and delivered substantially contemporaneously with such transaction(s).

          (i) Disposition of Receivables and Related Assets. Except pursuant to this Agreement, sell, lease, transfer, assign or otherwise dispose of (in one transaction or in a series of transactions) any Private Receivables, Participation Interests and respective Related Assets.

          (j) Receivables Not to be Evidenced by Promissory Notes. Take any action to cause or permit any Receivable generated by it to become evidenced by any “instrument” (as defined in the applicable UCC), except in connection with the collection of overdue Receivables, provided that the original of any such instrument is delivered to the Buyer for immediate delivery to the Administrative Agent, duly endorsed.

          (k) Accounting for Purchases. Account for the transactions contemplated hereby in any manner other than as a sale or contribution of Private Receivables, Participation Interests and the respective Related Assets by such Seller to the Buyer.

ARTICLE V
JOINDER OF ADDITIONAL SELLERS

          Section 5.1. Addition of New Sellers. From time to time upon not less than 60 days’ prior written notice to the Buyer and the Administrative Agent (or such shorter period of time as the Agents may agree upon), Quest Diagnostics may propose that one or more of its existing or hereafter acquired wholly-owned Subsidiaries become a Seller hereunder. No such addition shall become effective (a) if such addition constitutes a Material Proposed Addition, without the written consent of the Agents and, if applicable, each of the rating agencies who is then rating Commercial Paper Notes of any Conduit but may become effective prior to such 60th day if such written consent is given more promptly and (b) unless all conditions precedent to such addition required by Section 5.2 below are satisfied prior to such date).

          Section 5.2. Documentation. In the event that the Buyer and the Agents consent to the addition of a New Seller, such New Seller shall execute a Joinder Agreement and shall deliver each of the documents, certificates and opinions required to be delivered under Section 3.1 prior to such New Seller’s Closing Date, together with such updated Schedules and Exhibits hereto as may be necessary to ensure that after giving effect to the addition of such New Seller, each of the representations and warranties of such New Seller under Article II hereof will be true and correct, and the Buyer will deliver a Subordinated Note to such New Seller.

ARTICLE VI
ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE RECEIVABLES

               Section 6.1. Rights of the Buyer. Each Seller hereby authorizes the Buyer and the Servicer (if other than such Seller) or their respective designees to take any and all steps in such Seller’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables, including, without limitation, endorsing such Seller’s name on checks and other instruments representing Collections and enforcing such Receivables, the Invoices and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

               Section 6.2. Responsibilities of the Sellers. Anything herein to the contrary notwithstanding:

     (a) Collection Procedures. Each Seller agrees to direct all Obligors to make payments of such Seller’s Receivables directly to a Collection Account that is the subject of a Lock Box Agreement at a Collection Bank. Each Seller further agrees to transfer any Collections (including any security deposits applied to the Unpaid Net Balance of any Receivable) that it receives on such Receivables directly to the Servicer (if other than such Seller) within one (1) Business Day after receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Buyer; provided that, to the extent permitted pursuant to Section 1.3, each Seller may retain such Collections as a portion of the Purchase Price then payable to it or apply such Collections to the reduction of the outstanding balance of its Subordinated Note.

     (b) Performance Under Contract. Each Seller shall remain responsible for performing its obligations hereunder and under the Contracts applicable to such Seller, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve any Seller from such obligations.

     (c) Power of Attorney. Each Seller hereby grants to the Servicer (if other than such Seller) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by the Buyer (whether or not from such Seller) in connection with any Receivables generated by such Seller.

               Section 6.3. Further Action Evidencing Purchases. Each Seller agrees that from time to time, at its expense, it will promptly execute (if required) and deliver all further instruments and documents, and take all further action that the Buyer may reasonably request in order to perfect, protect or more fully evidence the Buyer’s ownership of the Private Receivables generated by such Seller (and the Related Assets) and the Participation Interests (and the Related Assets) purchased by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Buyer, each Seller will:

     (a) file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

     (b) mark the summary master control data processing records with the legend set forth in Section 1.1(c) .

Each Seller hereby authorizes the Buyer or its designee to file one or more financing or continuation statements, and amendments thereto and assignment thereof, relative to all or any of the Private Receivables (and the Related Assets) and the Participation Interests (and the Related Assets) now existing or hereafter sold by such Seller. If such Seller fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Buyer or its designee incurred in connection therewith shall be payable by such Seller.

               Section 6.4. Application of Collections. Except as otherwise specified by such Obligor or required by the underlying Contract or law: any payment by an Obligor in respect of any indebtedness owed by it to such Seller or to the Buyer shall be applied first, as a Collection of any Receivable or Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest of such Receivables (unless another reasonable basis for allocation of such payments to the Receivables of such Obligor exists), and second, to any other indebtedness of such Obligor.

ARTICLE VII
INDEMNIFICATION

               Section 7.1. Indemnities by the Sellers. Without limiting any other rights which any such Person may have hereunder or under applicable law, each of the Sellers hereby agrees to indemnify the Buyer, its assigns, and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents (each, a “Seller Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Seller Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to this Agreement, any of the other Transaction Documents to which such Seller is a party, the Private Receivables and Related Assets and/or the Participation Interests and Related Assets, excluding, however, (i) Seller Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from bad faith, gross negligence or willful misconduct on the part of such Seller Indemnified Party, (ii) taxes imposed by the jurisdiction in which such Seller Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Seller Indemnified Party; and (iii) recourse (except as otherwise specifically provided in this Agreement) for Seller Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Without limiting the foregoing, each of the Sellers shall indemnify each Seller Indemnified Party for Seller Indemnified Amounts arising out of or relating to:

     (A) the creation of any Lien on, or transfer by such Seller of any interest in, its Private Receivables, Participation Interests and respective Related Assets other than (1) the sales and contributions of Private Receivables, Participation Interests and respective Related Assets pursuant hereto, and (2) the Lien granted by the Buyer pursuant to the Credit and Security Agreement;

     (B) any representation or warranty made by such Seller (or any of its officers) under or in connection with any Transaction Document or any Purchase Report delivered by such Seller pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered, as the case may be;

     (C) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any of its Receivables or the related Contracts or Invoices, including, without limitation, any state or local assignment of claims act or similar legislation prohibiting or imposing notice and acknowledgement requirements or other limitations or conditions on the assignment of a Specified Government Receivable, or the nonconformity of any of such Seller’s Receivables or the related Contracts or Invoices with any such applicable law, rule or regulation;

     (D) the failure to vest and maintain vested in the Buyer, a valid and perfected ownership interest in the Private Receivables, Participation Interest and related Related Assets sold or contributed by such Seller hereunder, free and clear of any other Lien, other than a Lien arising solely as a result of the Buyer, now or at any time thereafter;

     (E) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Private Receivables, Participation Interests or Related Assets sold or contributed by such Seller hereunder;

     (F) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable originated by such Seller (including, without limitation, a defense based on such Receivable or the related Contract or Invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the services related to such Receivable or the furnishing or failure to furnish such services;

     (G) any matter described in Section 1.4;

     (H) any failure of such Seller to perform its duties or obligations in accordance with the provisions of this Agreement or the other Transaction Documents to which it is a party;

     (I) any claim relating to a breach by such Seller of any related Contract or Invoice with respect to any Receivable;

     (J) any sales or use tax payable in connection with the transactions giving rise to any Receivable originated by such Seller, and any documentary stamp taxes or recording taxes associated with the perfection of the Buyer’s ownership in the Private Receivables, Participation Interests and respective Related Assets;

     (K) the commingling by such Seller of Collections of Receivables at any time with other funds;

     (L) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document to which such Seller is a party, the transactions contemplated hereby or thereby, the use of the proceeds of any sale, the Buyer’s ownership interest in the Receivables and Related Assets originated by such Seller or any other investigation, litigation or proceeding relating to such Seller or the Receivables and Related Assets originated by it in which any Seller Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

     (M) any products or professional liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or Invoice or any Receivable originated by such Seller;

     (N) any inability to litigate any claim against any Obligor in respect of any Receivable originated by such Seller as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; or

     (O) the occurrence of any Event of Bankruptcy with respect to such Seller; or

     (P) failure of any Specified Government Receivables to be recorded in the applicable Seller’s billing and accounting systems solely as a Client-Billed Receivable.

In addition to Quest Diagnostics’ obligations under the foregoing indemnity with respect to itself as a Seller and the Receivables originated by it, Quest Diagnostics hereby agrees to be jointly and severally liable with each other Seller for such other Seller’s indemnity obligations set forth above.

          Section 7.2. Contribution. If for any reason the indemnification provided above in Section 7.1 (and subject to the exceptions set forth therein) is unavailable to a Seller Indemnified Party or is insufficient to hold a Seller Indemnified Party harmless, then the applicable Seller(s) shall contribute to the amount paid or payable by such Seller Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Seller Indemnified Party on the one hand and the applicable Seller(s) on the other hand but also the relative fault of such Seller Indemnified Party as well as any other relevant equitable considerations.

ARTICLE VIII
MISCELLANEOUS

          Section 8.1. Waivers and Amendments. The provisions of this Agreement may from time to time be amended, restated, otherwise modified or waived, if such amendment, modification or waiver is in writing and consented to by each Seller, the Buyer, the Agents and the Servicer (if the Servicer is not a Seller); provided, however, that material amendments, modifications and waivers may require the prior written consent of the rating agencies who are then rating the Commercial Paper Notes of any Conduit. No failure or delay on the part of the Buyer, the Servicer, any Seller or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer, the Servicer or any Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          Section 8.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party in care of Quest Diagnostics at the address or facsimile number of Quest Diagnostics set forth on Schedule 14.2 of the Credit and Security Agreement or, in the case of a New Seller, below its signature on its Joinder Agreement, or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

          Section 8.3. Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 8.4. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer, each Seller and its respective successors and permitted assigns. Except as permitted in Section 4.3(h), no Seller may assign its rights hereunder or any interest herein without the prior written consent of the Buyer and the Agents;

subject to Section 8.11, the Buyer may not assign its rights hereunder or any interest herein without the prior written consent of each of the Sellers and the Agents. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect as to each Seller until the date after such Seller’s Sale Termination Date on which such Seller has received payment in full for all Private Receivables, Participation Interests and respective Related Assets conveyed by it to the Buyer hereunder and shall have paid and performed all of its obligations hereunder in full. The rights and remedies with respect to any breach of any representation and warranty made by any Seller pursuant to Article II and the indemnification and payment provisions of Article VII and Section 8.6 shall be continuing and shall survive any termination of this Agreement.

               Section 8.5. Governing Law. EACH TRANSACTION DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTERESTS OR SECURITY INTERESTS OF THE BUYER OR THE ADMINISTRATIVE AGENT, ON BEHALF OF THE SECURED PARTIES, IN ANY COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

               Section 8.6. Costs, Expenses and Taxes. In addition to the obligations of each Seller under Article VII, each of the Sellers agrees to pay on demand:

     (a) all reasonable costs and expenses, including attorneys’ fees, in connection with the enforcement against such Seller of this Agreement and the other Transaction Documents executed by such Seller; and

     (b) all stamp duties and other similar filing or recording taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Seller Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

               Section 8.7. Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS

TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 8.2; AND (e) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 8.7 SHALL AFFECT BUYER’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          Section 8.8. Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT, JOINDER AGREEMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED BY IT OR ON ITS BEHALF IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          Section 8.9. Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

          Section 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 8.11. Acknowledgment and Agreement. By execution below, each Seller expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement shall be pledged and/or collaterally assigned by the Buyer to the Administrative Agent for the benefit of the Secured Parties pursuant to the Credit and Security Agreement (and the Lenders may further assign such rights in accordance with the Credit and Security Agreement), and each Seller consents to such assignment. Each of the parties hereto acknowledges and agrees that the Agents and the Lenders are third party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Seller is a party.

          Section 8.12. No Proceedings. Each Seller agrees that it shall not institute against the Buyer or any Conduit, or join any other Person in instituting against the Buyer or any Conduit, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) as long as there shall not have elapsed one year plus one day after the Final Payout Date. The foregoing shall not limit any Seller’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than a Seller.

<signature pages follow>

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

QUEST DIAGNOSTICS INCORPORATED, A MICHIGAN

By:	/s/ Robert F. O’Keef
Name: Robert F. O’Keef
Title: Vice President and Treasurer

QUEST DIAGNOSTICS INCORPORATED, A MICHIGAN
CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

QUEST DIAGNOSTICS INCORPORATED, A MARYLAND
CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

QUEST DIAGNOSTICS LLC, A CONNECTICUT LIMITED
LIABILITY COMPANY

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

[Signature Page to Third Amended and Restated Receivables Sale Agreement]

QUEST DIAGNOSTICS LLC, A MASSACHUSETTS LIMITED
LIABILITY COMPANY

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

QUEST DIAGNOSTICS OF PENNSYLVANIA
INCORPORATED, A DELAWARE CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

QUEST DIAGNOSTICS LLC, AN ILLINOIS LIMITED
LIABILITY COMPANY

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

METWEST INC., A DELAWARE CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

QUEST DIAGNOSTICS CLINICAL LABORATORIES,
INC., A DELAWARE CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

[Signature Page to Third Amended and Restated Receivables Sale Agreement]

UNILAB CORPORATION, A DELAWARE CORPORATION,

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

QUEST DIAGNOSTICS NICHOLS INSTITUTE, INC., A
VIRGINIA CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

QUEST DIAGNOSTICS NICHOLS INSTITUTE, (f/k/a
QUEST DIAGNOSTICS INCORPORATED) A CALIFORNIA
CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

QUEST DIAGNOSTICS INCORPORATED, A NEVADA
CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

QUEST DIAGNOSTICS INCORPORATED, A NEVADA
CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

[Signature Page to Third Amended and Restated Receivables Sale Agreement]

LABONE, INC., A MISSOURI CORPORATION (successor by
merger with Central Plains Laboratories, LLC, a Kansas
limited liability company)

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

EXAMONE WORLD WIDE, INC., A PENNSYLVANIA
CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

LABONE OF OHIO, INC., AN OHIO CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

SYSTEMATIC BUSINESS SERVICES, INC., A MISSOURI
CORPORATION

By:	/s/ Michael G. Lukas
Name: Michael G. Lukas
Title: Vice President

[Signature Page to Third Amended and Restated Receivables Sale Agreement]

QUEST DIAGNOSTICS RECEIVABLES INC., A
DELAWARE CORPORATION

By:	/s/ Robert F. O’Keef
Name: Robert F. O’Keef
Title: Vice President and Treasurer

[Signature Page to Third Amended and Restated Receivables Sale Agreement]

ANNEX A
DEFINITIONS

     A. Incorporation of Credit and Security Agreement Definitions. Unless otherwise defined herein, terms that are capitalized and used throughout this Agreement are used as defined in the Credit and Security Agreement (hereinafter defined).

     B. Certain Defined Terms. The following terms have the respective meanings indicated hereinbelow:

     “Additional Participation Interests” means, with respect to any Seller, all Participation Interests of such Seller arising after the close of such Seller’s business on the applicable Existing Cut-Off Date (in the case of each of the Existing Sellers) or the applicable New Seller Cut-Off Date (in the case of any New Seller) through and including such Seller’s Sale Termination Date.

     “Additional Private Receivables” means, with respect to any Seller, all Private Receivables of such Seller arising after the close of such Seller’s business on the applicable Existing Cut-Off Date (in the case of each of the Existing Sellers) or the applicable New Seller Cut-Off Date (in the case of any New Seller) through and including such Seller’s Sale Termination Date.

     “Applicable Closing Date” means (i) with respect to each of the Original Sellers, July 21, 2000, (ii) with respect to each of Unilab, Quest-Nichols and Quest-Nevada, April 20, 2004, (iii) with respect to each of LabOne, ExamOne, Central Plains, LabOne Ohio and SBS, November 10, 2006, and (iv) with respect to each New Seller, its New Seller Closing Date.

     “Applicable Cut-Off Date” means (i) with respect to each of the Existing Sellers, the applicable Existing Cut-Off Date, (ii) with respect to each New Seller, its New Seller Cut-Off Date, and (iii) with respect to all Sellers, each Cut-Off Date after the applicable date in the preceding clause (i) or clause (ii).

     “Available Funds” means, on any date of determination, monies then held by or on behalf of the Buyer after deduction of (a) all Obligations, if any, that are due and owing under the Credit and Security Agreement, (b) all Servicer’s Fees that are then due and owing, and (c) in the Buyer’s discretion, the accrued and unpaid portion of all current expenses of the Buyer (whether or not then due and owing).

“Buyer” has the meaning set forth in the preamble.

     “Collections” means, (a) with respect to any Receivable, (i) all funds which are received from or on behalf of any related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, payments that the Buyer, the applicable Seller or the Servicer receives from third party payors and applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (ii) all Purchase Price Credits, and (b) with respect to any Participation Interest, (i) all funds which are received from or on behalf of any related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Specified Government Receivable underlying such Participation Interest, or applied to such amounts owed by such Obligor (including, without limitation, payments that the Buyer, the applicable Seller or the Servicer receives from third party payors and applies in the ordinary course of its business to amounts owed in respect of such Specified Government Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Specified Government Receivable and available to be applied thereon), or (ii) all Purchase Price Credits.

     “Contract” means, with respect to any Receivable, any requisition, purchase order, agreement, contract or other writing with respect to the provision of services by a Seller to an Obligor other than (i) an Invoice and (ii) any confidential patient information including, without limitation, test results.

“Credit and Security Agreement” has the meaning set forth in the preamble.

     “Discount Factor” means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Private Receivables and Participation Interests acquired from each Seller after taking account of (i) the time value of money based upon the anticipated dates of collection of the Private Receivables and the Specified Government Receivables underlying the Participation Interests and the cost to the Buyer of financing its investment in such Private Receivables and Participation Interests during such period and (ii) the risk of nonpayment by the Obligors. Each Seller and the Buyer may agree from time to time to change the Discount Factor applicable to purchases from such Seller based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchases which occurred during any Calculation Period ending prior to the Calculation Period during which such Seller and the Buyer agree to make such change.

     “Excluded JV Receivable” means any account receivable (and proceeds thereof) that Quest Diagnostics of Pennsylvania Inc. (“Quest Pennsylvania”) bills in its own name and collects through its own accounts arising from services for which revenues belong to Quest Diagnostics Venture LLC under that certain Sharing and General Allocation Agreement dated as of November 1, 1998 by and among Quest Diagnostics Venture LLC, a Pennsylvania limited liability company, Quest Pennsylvania and UPMC Health System Diversified Services, Inc., as amended or modified from time to time.

     “Existing Agreement” has the meaning set forth in the preamble.

     “Existing Cut-Off Date” means, with respect to each of the Existing Sellers, the Cut-Off Date immediately preceding the Applicable Closing Date of such Existing Seller.

     “Existing Sellers” means the Original Sellers, Unilab Corporation, a Delaware corporation; Quest Diagnostics Nichols Institute, Inc., a Virginia corporation formerly known as Medical Laboratories Corporation, Inc.; Quest Diagnostics Incorporated, a Nevada corporation formerly known as APL Healthcare Group, Inc.; LabOne, Inc., a Missouri corporation (successor by merger with Central Plains Laboratories, LLC, a Kansas limited liability company); ExamOne World Wide, Inc., a Pennsylvania corporation; LabOne of Ohio, Inc., a Delaware corporation; and Systematic Business Services, Inc., a Missouri corporation.

     “Initial Participation Interests” means, with respect to any Seller, all Participation Interests of such Seller that existed as of the close of such Seller’s business on the applicable Existing Cut-Off Date (in the case of each of the Existing Sellers) or the applicable New Seller Cut-Off Date (in the case of any New Seller).

     “Initial Private Receivables” means, with respect to any Seller, all Private Receivables of such Seller that existed and was owing to such Seller as of the close of such Seller’s business on the applicable Existing Cut-Off Date (in the case of each of the Existing Sellers) or the applicable New Seller Cut-Off Date (in the case of any New Seller).

     “Invoice” means, with respect to any Receivable, any paper or electronic bill, statement or invoice for services rendered by a Seller to an Obligor.

     “Joinder Agreement” has the meaning set forth in the preamble.

     “New Seller” means any direct or indirect wholly-owned Subsidiary of Quest Diagnostics that hereafter becomes a Seller under this Agreement by executing a Joinder Agreement and complying with the provisions of Article V hereof.

     “New Seller Closing Date” means, as to any New Seller, the Business Day on which each of the conditions set forth in Article V has been satisfied.

     “New Seller Cut-Off Date” means, with respect to each New Seller, Cut-Off Date immediately preceding its New Seller Closing Date.

     “Original Agreement” means the Amended and Restated Receivables Sale Agreement dated as of September 30, 2003 by and among the Original Sellers and the Buyer.

     “Original Sellers” means Quest Diagnostics Incorporated, a Delaware corporation; Quest Diagnostics Incorporated, a Michigan corporation; Quest Diagnostics Incorporated, a Maryland corporation; Quest Diagnostics Nichols Institute (formerly known as Quest Diagnostics Incorporated), a California corporation; Quest Diagnostics LLC, a Connecticut limited liability company; Quest Diagnostics LLC, a Massachusetts limited liability company; Quest Diagnostics of Pennsylvania Inc., a Delaware corporation; Quest Diagnostics LLC, an Illinois limited liability company; MetWest Inc., a Delaware corporation; and Quest Diagnostics Clinical Laboratories, Inc., a Delaware corporation.

     “Participation Interest” means, with respect to any Seller, a 100% beneficial interest in such Seller’s right, title and interest, whether now owned or hereafter arising and wherever located, in, to and under each Specified Government Receivable owned by such Seller.

     “Previous Agreements” means the Original Agreement and the Existing Agreement.

     “Private Receivable” means any Receivable other than a Government Receivable.

     “Purchase Price” means, with respect to any purchase of Private Receivables and their Related Assets and any purchase of Participation Interests and their Related Assets from a Seller on any date, the aggregate price to be paid therefor by the Buyer to the applicable Seller in accordance with Section 1.3 of this Agreement on such date, which price shall equal (i) the product of (x) the Unpaid Net Balance of such Private Receivables or the Specified Government Receivables underlying such Participation Interests as of the Applicable Cut-Off Date, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.4 of the Agreement.

     “Purchase Price Credit” shall have the meaning provided in Section 1.4 hereof.

     “Purchase Report” shall have the meaning provided in Section 1.3(c) hereof.

     “Receivable” means any Account or Payment Intangible arising from the sale of Clinical Laboratory Services by a Seller, including, without limitation, the right to payment of any interest or finance charges and other amounts with respect thereto; provided, however, that the term “Receivable” shall not include any (a) Excluded JV Receivable or (b) any Government Receivable except a Specified Government Receivable. Rights to payment arising from any one transaction, including, without limitation, rights to payment represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the rights to payment arising from any other transaction.

     “Records” means, collectively, all Invoices and all other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to any Receivable, Related Asset and/or Obligor other than (i) any Contract related thereto, and (ii) any confidential patient information including, without limitation, test results.

     “Related Assets” means (x) with respect to each Receivable, all right, title and interest in and to the following:

     (a) (i) all Collections; (ii) all Records; (iii) all Collection Accounts and all cash, balances and instruments therein from time to time therein; (iv) the goods (including returned or repossessed goods), if any, the sale of which by a Seller gave rise to such Receivable; (v) all supporting obligations; and (vi) all liens and security interests, if any, securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

     (b)all proceeds and insurance proceeds of the foregoing; and

(y) with respect to any Participation Interest, the rights and assets described in clauses (a) and (b) above with respect to the Specified Government Receivable that is the subject to such Participation Interest.

     “Responsible Officer” means, with respect to each Seller, any of its chief executive officer, president, vice president, treasurer or secretary, acting singly.

     “Sale Termination Date” means, as to any Seller, the earliest to occur of the following:

     (i) the date designated by such Seller to the Buyer upon not less than 15 Business Days’ prior written notice,

     (ii) the date on which an Event of Bankruptcy occurs with respect to such Seller;

     (iii) the date on which such Seller is unable to satisfy the applicable conditions precedent to each purchase set forth in Article III hereof;

     (iv) the date on which a Change in Control occurs with respect to Quest Diagnostics, the Buyer or such Seller; and

     (v) the occurrence of the Termination Date under clause (a) or (b) of the definition of such term in the Credit and Security Agreement.

     “Seller” means an Original Seller or a New Seller.

     “Seller Indemnified Amounts” shall have the meaning provided in Section 7.1(a) hereof.

     “Seller Indemnified Party” shall have the meaning provided in Section 7.1(a) hereof.

     “Seller Material Adverse Effect” means, with respect to any Seller, the occurrence of any of the following events, circumstances, occurrences, or conditions:

     (i) any event, circumstance, occurrence or condition which has caused as of any date of determination any of (a) a material adverse effect, or any condition or event that has resulted in a material adverse effect, on the business, operations, consolidated financial condition or assets of the Sellers, taken as a whole (after taking into account indemnification obligations by third parties that are Solvent to the extent that such third party has not disputed (after notice of claim in accordance with the applicable agreement therefor) liability to make such indemnification payment),

     (ii) any event, circumstance, occurrence or condition which has caused as of any date of determination a material adverse effect on the ability of such Seller to perform its obligations under this Agreement or any other Transaction Document to which such Seller is a party;

     (iii) any event, circumstance, occurrence or condition which has caused as of any date of determination a material adverse effect on the validity or enforceability of this Agreement or any other Transaction Document to which such Seller is a party, or the validity, enforceability or collectibility of a material portion of the Receivables sold by such Seller to the Buyer; or

     (iv) any event, circumstance, occurrence or condition which has caused as of any date of determination a material adverse effect on the validity, perfection, priority or enforceability of the Buyer’s title to the Private Receivables, Participation Interests and respective Related Assets acquired by the Buyer from such Seller.

     “Specified Government Receivable” means a Government Receivable arising under Medicare or Medicaid for covered services rendered to eligible beneficiaries thereunder.

     “Subordinated Loan” means a subordinated revolving loan from a Seller to the Buyer which is evidenced by a Subordinated Note.

     “Subordinated Note” means a subordinated promissory note substantially in the form of Exhibit B hereto issued by the Buyer to a Seller, as it may be amended, supplemented, endorsed or otherwise modified from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

     C. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     D. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

EXHIBIT A
PURCHASE REPORT
OF
[INSERT SELLER NAME], AS SELLER
FOR THE PERIOD BEGINNING [DATE] AND ENDING [DATE]

TO: THE BUYER AND THE ADMINISTRATIVE AGENT

Aggregate Unpaid Net Balance of all Private Receivables and Participation Interests sold during the period:	$ _____________		A

Aggregate Unpaid Net Balance of all Private Receivables and Participation Interests sold during such period which were not Eligible Receivables or Eligible Participation Interests, as applicable, on the date when sold (“Ineligible Assets”):
	($ _________)		(B)
Equals: Aggregate Unpaid Net Balance of all Eligible Private Receivables and all Eligible Participation Interest sold during the period (A - B):		$ ___________	=C

Aggregate Unpaid Net Balance of all Private Receivables and Participation Interest (if any) contributed during the period:			D

Aggregate Unpaid Net Balance of all Private Receivables and Participation Interest (if any) contributed during such period which were not Eligible Receivables or Eligible Participation Interests, as applicable, on the date when sold:
	($ ____________)		(E)
Equals: Aggregate Unpaid Net Balance of all Eligible Receivables and Eligible Participation Interests (if any) contributed during the period (D - E):		$ ___________	=F

Gross Purchase Price payable during such period with respect to Eligible Receivables and Eligible Participation Interests that were sold by such Seller
Less: Purchase Price Discount during the Period with respect to such Eligible Receivables and Eligible Participation Interests:
	($ ____________)		G (H)

Equals: Gross Purchase Price Payable during the period with respect to such Eligible Receivables and Eligible Participation Interests (G – H)		$____________	=I
Gross Purchase Price payable during such period with respect to Ineligible Assets that were sold by such Seller Less: Purchase Price Discount during the Period with respect to such Ineligible Assets:	($ ____________)		J (K)
Equals: Gross Purchase Price Payable during the period with respect to such Ineligible Assets (J – K)		$ ___________	=L
Sum of (I) + (L) Less: Total Purchase Price Credits arising during the Period:	($ ____________)		M (N)
Equals: Net Purchase Price payable during the Period (M - N):		$ ___________	=O

Cash Purchase Price Paid to Seller during the Period:	$ ___________		P
Subordinated Loans made by Seller during the Period:	$ ____________		Q
Less: Repayments of Subordinated Loans received by the Seller during the Period:	($ ____________)		(R)
Equals: Purchase Price paid in Cash or Subordinated Loans during the period (P + Q - R):		$ ___________	=S

EXHIBIT B
AMENDED AND RESTATED SUBORDINATED NOTE

(Non-Negotiable)

[Date]

     FOR VALUE RECEIVED, the undersigned, Quest Diagnostics Receivables Inc., a Delaware corporation (the “Buyer”), promises to pay to _______________, a _____________ (the “Seller”), to the extent of the Buyer’s Available Funds and on the terms and subject to the limitations and conditions set forth herein and in the Sale Agreement referred to below, the principal sum of the aggregate unpaid Purchase Price of all Receivables and Participation Interests purchased from time to time by the Buyer from the Seller pursuant to such Sale Agreement, as such unpaid Purchase Price is shown in the records of the Seller. This promissory note (this “Subordinated Note”) amends and restates in its entirety that certain subordinated note dated [Date] made by Buyer in favor of the Seller.

     1. Sale Agreement. This is one of the Subordinated Notes described in, and is subject to the terms and conditions set forth in, that certain Third Amended and Restated Receivables Sale Agreement dated as of December 12, 2008, as the same may be amended or otherwise modified from time to time (the “Sale Agreement”), by and between the Seller and certain of its affiliates and the Buyer. Reference is hereby made to the Sale Agreement for a statement of certain other rights and obligations of the Seller and the Buyer.

     2. Definitions. Capitalized terms used (but not defined) herein have the meanings attributed thereto in the Sale Agreement or, to the extent not defined therein, in the Fourth Amended and Restated Credit and Security Agreement dated as of June 11, 2008 among Quest Diagnostics Incorporated, as initial Servicer, the Buyer, as borrower, Variable Funding Capital Company LLC, Wachovia Bank, National Association, individually and as VFCC Agent, Gotham Funding Corporation, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., individually, as Gotham Agent and as Administrative Agent (as amended, restated or otherwise modified from time to time, the “Credit and Security Agreement”). In addition, as used herein, the following terms have the following meanings:

     Bankruptcy Proceedings: As defined in clause (b) of paragraph 9 hereof.

     Bloomberg CP Rate: For each day in a calendar month, the rate per annum determined on the CD equivalent yield basis equal to the composite broker/dealer offered rate for 30-day “A1/P1/F1” rated U.S. asset-backed commercial paper, which rate appears on a Bloomberg L.P. terminal, displayed under the address “ACPB030Y <Index> <Go>” effective as of 10:00 a.m., New York time, on the first Business Day of such month, provided that if no such offered rates appear on such page, the Bloomberg CP Rate for such month will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of CP Rates being paid by the Buyer under the Credit and Security Agreement as of the first Business Day of such month.

     Final Maturity Date: The forty-fifth (45th) day following the Final Payout Date.

     Senior Interest: All Obligations (under and as defined in the Credit and Security Agreement).

     Senior Interest Holders: Collectively, the Agents, the Lenders, the other Affected Parties and the Indemnified Parties.

     3. Interest. Prior to the Final Payout Date, the aggregate unpaid Purchase Price owing to the Seller under the Sale Agreement from time to time outstanding shall bear interest at a rate per annum equal to the sum of the Bloomberg CP Rate plus 1%, and from (and including) the Final Payout Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price owing to the Seller under the Sale Agreement is fully paid, the aggregate unpaid Purchase Price owing to the Seller under the Sale Agreement from time to time outstanding shall bear interest at a rate per annum equal to the sum of the Bloomberg CP Rate plus 2%; provided, however, that in no event in excess of the maximum rate permitted by law. In the event that, contrary to the intent of the Seller and the Buyer, the Buyer pays interest hereunder and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due hereunder.

     4. Interest Payment Dates. Subject to the provisions set forth below, the Buyer shall pay accrued interest on this Subordinated Note from Available Funds (a) on each Settlement Date, and (b) on the date of each principal payment made in cash on a date other than a Settlement Date.

     5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

     6. Principal Payment Dates. Subject to the provisions set forth below, payments of the principal amount of this Subordinated Note shall be made from Available Funds as follows:

     (a) The principal amount of this Subordinated Note shall be reduced from time to time in accordance with Section 1.4 of the Sale Agreement;

     (b) The entire remaining Unpaid Net Balance of this Subordinated Note shall be paid on the Final Maturity Date.

Subject to the provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid from Available Funds on any Business Day prior to the Seller’s Sale Termination Date without premium or penalty.

     7. Payments. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

     8. Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the provisions set forth below and to any limitation imposed by applicable law, the Buyer agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Seller in seeking to collect any amounts payable hereunder which are not paid when due.

     9. Provisions Regarding Restrictions on Payment. The Buyer covenants and agrees, and the Seller, by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any holder of this Subordinated Note, that the payment of the principal amount of, and interest on, this Subordinated Note is hereby expressly subject to certain restrictions set forth in the following clauses of this paragraph 9:

     (a) No payment or other distribution of the Buyer’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is permitted under the Sale Agreement and the Credit and Security Agreement and is made from Available Funds;

     (b) In the event of (i) the occurrence of such Seller’s Sale Termination Date, or (ii) any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Buyer, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Buyer or any sale of all or substantially all of the assets of the Buyer (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interest shall first be paid and performed in full and in cash before the Seller shall be entitled to receive and to retain any payment or distribution in respect to this Subordinated Note. In order to implement the foregoing, the Seller hereby irrevocably agrees that the Administrative Agent, in the name of the Seller or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Seller relating to this Subordinated Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

     (c) In the event that the Seller receives any payment or other distribution of any kind or character from the Buyer or from other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received for the sole benefit of the Senior Interest Holders and shall be turned over by the Seller to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith;

     (d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending, the Seller shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the

Senior Interests have been paid and performed in full and in cash. Upon the occurrence of the Final Payout Date, the Seller shall be subrogated to the then existing rights of the Senior Interest Holders, if any;

     (e) The provisions set forth in this Section 9 are intended solely for the purpose of defining the relative rights of the Seller, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in this Subordinated Note is intended to or shall impair, as between the Buyer, its creditors (other than the Senior Interest Holders) and the Seller, the Buyer’s obligation, which is unconditional and absolute, to pay the Seller the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect then relative rights of the Seller and creditors of the Buyer (other than the Senior Interest Holders);

     (f) The Seller shall not, until the Senior Interests have been paid and performed in full and in cash, transfer, pledge or assign, or commence legal proceedings to enforce or collect this Subordinated Note or any rights in respect hereof;

     (g) The Seller shall not, without the advance written consent of the Administrative Agent, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Buyer until at least one year and one day shall have passed since the Final Payout Date shall have occurred;

     (h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

     (i) The Seller hereby waives; (i) notice of acceptance of these provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

     (j) These provisions constitute a continuing offer from the holder of this Subordinated Note to all Persons who become holders of, or who continue to hold, Senior Interests; and these provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.

     10. General.

     (a) No failure or delay on the part of the Seller in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power of right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Buyer and the Seller and (ii) all consent required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

     (b) The Seller hereby agrees that it will not (i) institute against, join any other Person in instituting against or take any action, direct or indirect, in furtherance or contemplation of instituting against, the Buyer any bankruptcy, insolvency, winding up, dissolution, receivership, conservatorship or other similar proceeding or action or (ii) exercise any right of set-off or recoupment, or assert any counterclaim, against the Buyer, in each case so long as there shall not have elapsed one year and one day since the Final Payout Date has occurred.

     (c) The Seller expressly recognizes and agrees that the obligations represented by this Subordinated Note are not secured by any interest in any of the assets of the Buyer, including, without limitation, any Private Receivables, Participation Interests or their respective Related Assets.

     11. No Negotiation. This Subordinated Note is not negotiable and may not be pledged except to a Person who covenants in writing, with the Buyer and the Administrative Agent, that such Person will agree not to initiate or join any proceeding of the type described in Section 8.12 of the Sale Agreement. Any purported sale, transfer, assignment, pledge or negotiation of this Subordinated Note shall be void without the prior written consent of the Agents under the Credit and Security Agreement.

     12. Governing Law. THIS PROMISSORY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     13. Captions. Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.

     14. Attached Schedule. The Seller is hereby authorized by the Buyer to endorse on the schedule attached to this Subordinated Note an appropriate notation evidencing the date and amount of each Subordinated Loan hereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer hereunder.

QUEST DIAGNOSTICS RECEIVABLES INC.

By: _____________________________________
Name:
Title:

SCHEDULE TO SUBORDINATED NOTE OF
QUEST DIAGNOSTICS RECEIVABLES INC.

	Amount of	Amount of	Unpaid
	Subordinated	Principal	Principal	Notation
Date	Loan	Paid	Balance	made by

EXHIBIT C
CREDIT AND COLLECTION POLICIES

CLIENT COLLECTION POLICY

PURPOSE: The purpose of this policy is to establish consistency of client set-up and collections on a national basis. This policy will significantly improve the control over our accounts receivable as well as reduce write-offs and bad debt. As a result, improved customer service relationships will be experienced.

Pricing Contract

The sales department is responsible for ensuring that all pricing is signed off by the client and the Sales Director. This includes the Client Acknowledgement and Review Process (CARP) and all exclusives for the potential new client. A client will not be activated in the billing system until the necessary approvals are received.

Account Set-up Form

A signed account set-up form must be completed, with a minimum, the following information:

  client demographics

  fax and telephone numbers

  physician office contact person

  start date

  required provider and license numbers including UPIN’s for each physician sales representative/territory

  billing mix (payor type)

Local sites may require additional information.

Credit Application Process

The sales department is to obtain a completed and signed credit application including preferably three trade references, current laboratory and banking information for each potential client billed accounts (clients that will receive a monthly bill). The completed credit application (Exhibit 1) is to be forwarded to and processed by the credit department or an appropriate designee before credit terms are extended. This form must be submitted at least 3 working days prior to the start date. The potential client will be assigned a credit risk based on the outcome of the credit check. The procedures outlined below will be used to determine the credit worthiness of a potential client.

1.    Check for duplicate accounts and/or previous bad debt from the company’s national list of bad debt clients.

2.    Contact all credit references to determine the level of risk of a client.

[Signature Page to Third Amended and Restated Receivables Sale Agreement]

3.      To determine the credibility of a client, call:

          a.      Corporate Commission Office (check for local telephone listing)
              Indicates when a business became licensed and the licensee name. This information is important in collection suits.

          b.      Non Corporation Commission Office (check for local telephone listing)
              Same as the Corporate Commission Office, only for non-incorporated businesses

          c.      D.B.A. Listings (check for local telephone listing)
              Provides information on client aliases

          d.      Board of Medical Examiners (check for local telephone listing)
                   Informs of any tax liens, malpractice suits . . . anything that would create a financial hardship

4. Request a credit report on the potential client.

The Client Collections Manager will determine credit worthiness and depending on the outcome of the investigation of items 1 through 4 listed above, the following will apply:

  Credit references are good to excellent - account is opened with normal credit terms

  Credit references are fair - account is closely monitored at the 30 day level

  Credit references are questionable - account is required to provide a cash “security” deposit equal to one month activity with close scrutiny of payment on subsequent monthly invoices

  Credit references are poor - account is not extended credit terms; account can only be set up as patient/3rd party billing

Please note, there may be cases when some of the trade references are not received/returned prior to the committed 3 day window established for opening new accounts. The following guidelines should be used in these cases: If there is no bad debt experience with any other Quest Diagnostic’s location, no negative information is displayed on the credit report and no negative information is given by references that provide information within the 3 day window, the account may be opened pending receipt of the remaining references. Once the remaining references are received, indicating a favorable response, the account follows normal collection procedures established in this policy. If however, an account is determined to be a bad risk, the sales representative and district manager are responsible for immediately undertaking one of the following actions:

  Convert the account to patient bill

  Receive 30 days’ advance payment

  Shut down the account

Billing Account Set-up

Prior to setting up a new client in the billing system the following is required:

  Pricing Contract (includes CARP and exclusives) signed by the client and the Sales Director

  A completed account set-up form

  An approved credit application

After receipt of the above information, a “Welcome Letter” (Exhibit 2) must be prepared and mailed to the client. The purpose of this letter is to reiterate our billing terms, advise the client of the billing contact person, the phone number, billing office hours and to encourage clients to contact us with issues immediately. The letter also informs the client that requests to transfer balances to the third party or to the patient must be received within 45 days of the invoice date or the client will be responsible for the charges.

The client check list (Exhibit 3) is signed off and kept on file. Throughout the billing account set-up process, the client check list is completed to ensure the account is properly set-up.

New Accounts

New accounts will be set up in a separate print group. If the site’s billing system can not meet this requirement, a mechanism to isolate the first bill for new accounts must be implemented. The first bill will be sent to the client with a copy sent to the sales department. This will allow the sales department to personally review the statement with the client.

All new accounts are contacted after the second billing cycle to ensure statements have been received and that pricing and any other issues are addressed.

General Collection Activity

Collection activity will be focused in the following manner:

Site’s Client A/R	Collection	Collection
> 90 Day Percentage	Criteria	Activity
20% or less	Balances >$1,000 over 60 days	Telephone contact
	Balances <$999 under 60 days	Letter series
21% or higher	Balances >$1,000 over 90 days	Telephone contact
	Balances <$999 under 90 days	Letter series

In addition to the above activity, all accounts will receive a 30 day and 60 day letter/statement.

The Client Aging Report will be given to the collectors after each month-end close. All accounts on the report that meet the above criteria must be contacted within a 30 day period. Full documentation of all conversations are to be recorded in the billing system client comments area for each account or in a paper file.

Accounts that are not receiving telephone contact from the Client Collections Department will receive a series of demand letters. (Exhibits 4, 5, 6, 7) The letters will be produced using the following aging criteria:

  30 days = “Reminder” Notice preferably printed on the client statement

  60 days = Past Due Notice “Second Reminder” letter/statement message

  90 days = Demand Letter “Important Notice” letter
            (Refer to Additional 90 Day Action)

  120 days = Final Notice “Final Notice” letter
            (Inactive accounts on Final Notice. If payment is not received within 14 days, send account to the collection agency or attorney.)
            (Active accounts no response to Final Notice = Refer to Suspension of Service procedure)

Additional 90 Day Action

When an account reaches the 90 day aging status and repeated calls to the client have proven ineffective, (> 3 attempts) the collector contacts sales to intervene. Sales will schedule a personal appointment with the client within 5 to 7 working days after being notified by the collector that assistance is needed. (As the aging of the client A/R improves, this process should take place at the 60 day status rather than 90 days.)

The collector may negotiate reasonable payment plans at this point, if the client shows a good faith effort to pay a material portion of the balance. Refer to the Monthly Payment Policy.

Monthly Payment Policy

The terms of payment are “payment in full immediately” however, the collector may negotiate a payment plan according to the following guidelines:

  Balance less than $2,500 - no payment plan available; payment in full expected

  Balance over $2,500 but under $7,500 - payment plan between two and three months with current services paid in full

  Balances over $7,500 but under $15,000 - payment plan of four to five months with current services paid in full. Collectors will attempt to negotiate a shorter agreement

  Balances over $15,000 - six month payment plan with current services paid in full. Collectors will attempt to negotiate a shorter agreement

This action should be taken on an exception only basis. An acceptable payment arrangement will ensure the balance will be paid in full within 60 to 150 days. A copy of the payment plan agreement will be sent to the Sales Representative, Sales Director, and the Billing Manager.

1.	The client will be advised that the balance must be paid in full within the prescribed number of months. In addition, the current months charges must also accompany the monthly payment.

2.

The client will be advised that they will receive a letter of agreement (Exhibit 8) which must be signed and returned within the next 10 days. If a signed agreement has not been received, the client will be called and a signed faxed copy will be requested. If the client refuses, the client will be advised that services will be suspended as explained in the letter.

3.	The collector will be responsible for verifying that the client has made a payment within the terms of the payment plan.

4.	If a client fails to follow the payment plan, the collector will take immediate steps to suspend service.

Pricing Disputes

Client Collectors should forward a copy of the aged accounts receivable balance along with a print out of the notes on the account or paper file to the Sales Manager for clients who notify the department (either verbally or through written correspondence) regarding a pricing dispute on their account.

1.	Collectors should request a good faith payment of the full amount of testing not in dispute while the pricing dispute is being resolved.

2.	The Client Collectors will note sales involvement on the billing comment screen or in a paper file and they will mark their calendars for follow up in 2 weeks.

3.	The Sales Manager will forward the information to the appropriate Sales Representative for handling. Response to disputes must be resolved within 2 weeks.

4.

If there is no response received by the end of the 2 week period, a follow up form will be sent by the Client Collector to the Sales Manager and the Client Collections Manager informing them of the situation.

5.	The Sales Manager will be responsible for resolving the problem within a reasonable amount of time, usually 1 to 2 weeks.

6.

If there is no resolution after the specified time period, the Client Collections Manager will contact the Operations Leader and Commercial Leader for resolution within a reasonable amount of time, usually 1 to 2 weeks.

7.	If there is no resolution after the specified time period, the Client Collections Manager will contact the Billing Leader for resolution.

The follow up procedure will be documented on a Microsoft Excel spread sheet. (Exhibit 9)

Suspension of Service

A Suspension of Service Notice (Exhibit 10) is produced by the collector when all other collection activity has been exhausted. The Suspension Notice is processed and signed after all documentation has been reviewed by the Client Collections Manager, the Billing Manager and the Commercial Leader or his/her designee. The Suspension of Service Notice is to be returned to the collector within 5 days of issuance. The Suspension Notice is copied to the following personnel:

  Commercial Leader

  Operations Leader

  Billing Manager

  Sales Representative

  Sales Manager

  Logistics Manager

  Database Manager (Lab and Billing)

  Director of Client Services

  Controller

Once the Suspension of Service Notice is returned, the client is sent a Suspension of Service letter (Exhibit 11) indicating that laboratory services will cease after 5 business days, unless a signed contract stipulates otherwise. The reason that the client is given 5 days notice is to allow for the client to secure laboratory services from another provider. The Database Manager deactivates the account number in the lab and billing system and flags it as a Bad Debt account.

Approximately 7 to 10 working days after the client has received their final bill, the account is referred to a commercial collection agency or attorney, if payment in full is not received. Correspondence with the agency is maintained by one designated individual in the Client Collections Department. Progress reports are produced by the agency at a minimum of once a month. The Client Collections Manager will evaluate which accounts need legal intervention based on collection probability and court costs.

Service on a bad debt account may not be resumed without prior written approval by the Commercial Leader, Operations Leader and the Billing Manager AND payment in full of undisputed amounts or an arrangement to pay-off in full undisputed amounts. Additionally, a plan to resolve disputed amounts must be developed and approved by the Commercial Leader, Operations Leader and the Billing Manager.

Write off and Referral to Collection Agency or Attorney

Accounts deemed uncollectible are written off the billing system. This will take place at the time the account is referred to the outside collection agency or placed with the attorney.

Bankruptcy

Bankruptcy notices received by the site must be kept on file. The site is responsible for filing a claim with the bankruptcy trustee for amounts outstanding as of the bankruptcy date but must cease collection efforts against the customer for pre-bankruptcy amounts. The site may extend credit terms to the client, provided the client remains current on all charges incurred after the bankruptcy date. The bankruptcy trustee must be notified immediately, if the client defaults on current payment terms.

PATIENT COLLECTION POLICY

PURPOSE: The purpose of this policy is to establish consistency for patient collections on a national basis. This policy will significantly improve the control over our accounts receivable through automation, as well as monitoring write-offs and bad debt through improved dunning messages and cycles. As a result, accelerated cash flow and improved efficiencies will be experienced. No bills need to be sent for balances that are less than $5.00.

Billing Dunning Cycles

The length of the billing dunning cycles must not extend past 30 days for each cycle. This time period is sufficient for a patient to make a payment or contact the billing correspondence department, either through a telephone call, fax or by mail, before the next bill is generated.

The optimum billing cycle is between 20 and 25 days.

Billing dunning messages should be clear and concise, focusing on receiving payment. Each subsequent dunning cycle message must be stronger than the previous message urging the patient to either make a payment or contact the billing department. Headline phrases such as “IMPORTANT NOTICE”, “URGENT MESSAGE” and “FINAL NOTICE” are appropriate for collection of delinquent patient accounts and should be used to expedite payment.

Number of Billing Dunning Cycles

A maximum number of 4 letters/statements series (1 original, 2 follow-up and 1 pre-collection letter) can be sent to a patient during a normal billing process. For example, if a 30 day dunning cycle is incorporated using the 4 letter/statement series, a patient will be eligible for write off and submission to a collection agency at 120 days.

Payment Plans

Patients who experience difficulty making payments in full on their accounts, may be eligible for relief from payment of some or all of the amounts under the Business Units indigent payment policy or may be placed on payment plans. A payment plan to recover the total payment must be set up ensuring that accounts are paid in full within a reasonable amount of time. The Billing Manager is responsible for monitoring the sub-bill code(s)/FSC(s) containing patient payment plans.

Each payment plan that is established must focus on receiving full payment in the least amount of time possible. Depending upon the outstanding balance, payment terms should not exceed 90 days for total payment. Shorter time limits should be negotiated between the customer service correspondent and the patient. An acceptable payment plan will ensure the balance will be paid in full within 30 to 90 days.

Payment plans should be used on an exception only basis, after the customer service correspondent has exhausted all efforts to have the patient pay in full.

For patients who default on payment plans, there needs to be a mechanism in place to transfer patients immediately to the collection agency.

Automated Collection Agency Transfers

Once a patient account completes the patient dunning cycle process, with a balance remaining (maximum of 120 days) the record transfers into the collection agency sub-bill code/FSC using a HCFA 1500 file format. Accounts transferred to collection should be written off the A/R system.

Placements with the collection agencies are made either weekly or monthly depending on volume and should be transmitted electronically via modem or by magnetic tape.

Regular placements are to be made with the approved contracted national agency. Additional placements may also be made with another approved contracted national agency or a local agency. The splitting of patient claims may foster competitive collection practices between agencies.

Local collection agency rates must be negotiated to match approved national collection agency rates.

The Collection Manager must monitor the collection agencies’ performances through the monthly review of reports and management of cash recoveries and commissions. Selecting replacement agencies for the weaker performer is essential in maximizing cash collection recoveries.

Automated Payment Remittance

Payments received from patients, whose accounts have been placed with a collection agency, must be reported either weekly or monthly to the agency for processing, depending on the volume of payments received. Transmission of payments to the agencies via modem eliminates the need for manual intervention through report generation and processing.

Quest Diagnostics Incorporated - (Lab Name)
APPLICATION FOR CREDIT

     This agreement for the extension of credit between Quest Diagnostics Incorporated of (Lab Name) (“Quest Diagnostics”) and the customer named below (“Customer”).

     In consideration of Quest Diagnostics extending credit to the Customer, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Customer, agrees to pay all costs of collection, including, but not limited to, reasonable attorney’s fees and court costs, incurred by Quest Diagnostics in collecting any delinquent account. Customer agrees and represents that all services it anticipates requesting from Quest Diagnostics are for business and not personal uses.

     If at any time Quest Diagnostics deems the Customer to be insolvent, Quest Diagnostics reserves the right to require payment in advance, or such other security or guarantee of prompt payment of invoices as may be appropriate. Customer shall provide adequate assurances of ability to pay within thirty (30) days of any such request. If Customer fails to comply with the terms of payment, or with any other terms of its agreement with Quest Diagnostics, Quest Diagnostics has the right to withhold further services or cancel any services requested but not yet rendered, and all unpaid accounts shall be due and payable without prejudice to any other rights and claims for damages Quest Diagnostics may have.

     Customer states that it believes that it is financially able to meet any commitments it may make and that it expects to pay Quest Diagnostics’ invoices according to the following terms: [insert terms]

     Customer provides the following information and represents that it is true and accurate to the best of its knowledge:

Legal Name d.b.a.

Address	Street	City	State	Zip

	Sole Owner	Corporation	Partnership
Telephone

     If customer is a corporation, including a professional corporation, give the names and addresses of its officers, if a sole owner, give name and social security number of owner and spouse, if partnership, give names and addresses of all partners:

Name	Address	Title	SSN

Name	Address	Title	SSN

Current Clinical Laboratory:

(This is for informational purposes only. The client’s current laboratory will not be contacted as a reference)

Credit References:

Company Name	Address	City	State	Zip	Phone

Bank Information:

Name	Address	Phone	Checking Account Number

Dated: ___________________, ________ Purchase Order # ____________ Contract Attached

CUSTOMER	Quest Diagnostics Incorporated - (Lab Name)

By: _________________________________________________	By: _________________________________________________

____________________________________________________	Title: _________________________________________________

SIGNATURE OF OWNER, OFFICER OR PARTNER

Revised 1/97

(Exhibit 2)

Quest Diagnostics Incorporated

[DATE]

[NAME]
[ADDRESS]

ATTENTION: [NAME]

DEAR [NAME]

We would like to take this opportunity to welcome you to Quest Diagnostics Incorporated (Quest Diagnostics).

Statements are mailed the first week of each month and payment is due upon receipt. If you do not receive your statement, please contact us. Please note, our office needs to be notified of any transfers to patient or third party within 45 days of the statement date, or you will be responsible for payment of these services.

Your billing representative is [insert name]. He/She can be reached directly at[insert phone number]. Our billing department hours are 8:00 a.m. to 6:00 p.m., Monday through Friday.

As always, Quest Diagnostics strives for quality customer service and satisfaction. If at any time during our relationship you have questions or concerns regarding your billing, please do not hesitate to call us.

We look forward to a long relationship and feel confident you will be pleased with our service. Thank you for making Quest Diagnostics your choice of laboratories.

Sincerely yours,

NAME
Billing Manager

cc: Commercial Leader

[Signature Page to Third Amended and Restated Receivables Sale Agreement]

(Exhibit 3)

Quest Diagnostics

CLIENT CHECKLIST

DATE RECEIVED: ______________________________

DATE COMPLETED: ____________________________

AUTHORIZED APPROVAL : ____________________________________

CHECKLIST	DATE	INITIALS

PRICING SIGNOFF & CARP EXCLUSIVES

CHECK FOR DUPLICATE ACCOUNTS/
(INTERNALLY AND OTHER QUEST DIAGNOSTICS SITES)

CHECK FOR PREVIOUS BAD DEBT

CHECK CREDIT REFERENCES

VERIFY LICENSE OF EACH PHYSICIAN/CUSTOMER

VERIFY BUSINESS STANDINGS

D & B CREDIT REPORTS

ACCOUNT SET UP

WELCOME LETTER SENT

(Exhibit 4)

REMINDER

[ DATE ]

[NAME]
[ADDRESS]

RE: ACCOUNT NUMBER:
       BALANCE OWED:

DEAR [INSERT NAME]

This letter is a reminder that our payment terms are NET DUE UPON RECEIPT of invoice. We have not yet received full payment for last month’s invoice. If adjustments were submitted after the 20th of last month, in the amount of the past due balance, you may disregard this letter.

All charges that should be billed to your patients or your patients’ insurance, need to be submitted within 45 days of the invoice date, or you will be responsible for payment of these charges.

Thank you for your prompt attention in this matter.

Sincerely,

[YOUR NAME]
Collections Department
[INSERT NUMBER]

(Exhibit 5)

SECOND REMINDER

[ DATE ]

[NAME]
[ADDRESS]

RE: ACCOUNT NUMBER:
      BALANCE OWED:

DEAR [INSERT NAME]

This is our second reminder that your account balance with us is past due. Our credit terms are NET DUE UPON RECEIPT of invoice.

In order to continue our current working relationship, we must receive payment in full by [DATE]. In the future, we expect that you will remain current with your payments.

If you have a dispute regarding the amount owed or if you would like to request a payment arrangement, please contact me immediately.

Thank you for your prompt attention in this matter.

Sincerely,

[YOUR NAME]
Collections Department
[INSERT NUMBER]

cc: Sales Director

(Exhibit 6)

IMPORTANT NOTICE

[ DATE ]

[NAME]
[ADDRESS]

RE: ACCOUNT NUMBER:
       BALANCE OWED:

DEAR [INSERT NAME]

A review of our records indicate that your account is seriously past due. Our payment terms are NET DUE UPON RECEIPT of invoice.

Previous attempts to collect this debt have failed. To prevent further collection actions against you, such as discontinuing laboratory services, we must receive payment in full by [ DATE ].

Thank you for your prompt attention in this matter.

Sincerely,

[YOUR NAME]
Collections Department
[ INSERT NUMBER]

(Exhibit 7)

FINAL NOTICE

[ DATE ]

[NAME]
[ ADDRESS]

RE: ACCOUNT NUMBER:
BALANCE OWED:

DEAR [INSERT NAME]

Our previous requests for payment on your seriously delinquent account have been ignored. We have been unsuccessful in our attempts to amicably settle the balance owed. Therefore, you have forced us to take stronger collection measures.

If we do not receive the BALANCE OWED by [ DATE ], we will begin proceedings to stop laboratory service to your account, after which your account will be sent to our attorney for legal action.

Sincerely,

[YOUR NAME]
Collections Department
[INSERT NUMBER]

(Exhibit 8)

PAYMENT PLAN

[ DATE ]

[CLIENT NAME]
[CLIENT ADDRESS]
[CITY, STATE ZIP]

RE: ACCOUNT NUMBER: XXXXX
      BALANCE OWED: [AMOUNT]

Dear [ CLIENT NAME ]:

Per our telephone conversation, the following payment plan has been established for your account:

[AMOUNT] due by [ DATE ]

[AMOUNT] per month plus current charges until [DATE]

Please note that failure to follow this payment plan will cause your account to be in default. Further collection procedures will ensue including termination of laboratory services and referring your account to a collection agency or to legal counsel.

Sincerely,

[YOUR NAME] Collections Department

[INSERT NUMBER] I have read and will abide by the terms set above.

Name	Date
[Sign and return by mail or fax to [insert number]

cc: Sales Department

(Exhibit 9)

Adjusters/				$		Sales/ASR	Date	Sales Mgr	Date	CL/OL	Date
Collectors		Client	Client	In	Key	Initial	Response	Initial	Response	Initial	Response	RCG
Initials	Rep/ASR	Number	Name	Question	Code	Date	Required	Date	Required	Date	Required	Date

Key*:	P = Pricing Dispute	O = Other Reason Code	A = Placed with C.A./Atty
	C = Collection Efforts	I = Need Billing Info
	S = Suspended Service	N = Client Needs Visit

(Exhibit 10)

Date of Notice: __________________________

SUSPENSION OF SERVICE

The client listed below has not made satisfactory payments to their account(s) and it is recommended that laboratory services be permanently suspended.

Account Number(s): ___________________________________

Account Name: _______________________________________

Account Address: _____________________________________

                            _____________________________________

                            _____________________________________

Sales/Serv Rep: ______________________________________

Amount(s) Owed: $___________________________________

Approvals for Suspension of Service:
(Forward to Collections Department when complete)

Collections Manager: _______________________________________________________________________________________

Approved __________	Denied __________	Date __________

Billing Manager: ___________________________________________________________________________________________

Approved __________	Denied __________	Date __________

Commercial Leader: ________________________________________________________________________________________

Approved __________	Denied __________	Date __________

*************************************************************************************

* Activation Date for Suspension of Service: ____________________*
*************************************************************************************

Routing List:

Commercial Leader	_____	Sales/Serv Rep	_____	Collections Mgr	_____
Operations Leader	_____	Logistics Manager	_____	Controller	_____
Billing Manager	_____	Director of Client Svs	_____	Database Manager	_____
Purchasing	_____

(Exhibit 11)

SUSPENSION OF SERVICE NOTICE

Mailed Certified - Return Receipt Requested

[ DATE ]

[ CLIENT NAME ]
[ ADDRESS ]
[ CITY, STATE ZIP]

RE: ACCOUNT NUMBER:      XXXXX
       BALANCE OWED:        AMOUNT

Dear [ CLIENT NAME ]:

Since you have not complied with our requests for full payment on your account, laboratory services will be permanently suspended effective [DATE].

A final bill will be printed containing all charges up through the suspension date and will be sent to you, by certified mail. If payment in full is not received within 10 days, your account will be referred to our collection agency or to our attorney for further legal action.

Sincerely,

[ YOUR NAME ]
Collections Department

[INSERT NUMBER]
cc: Sales Department

EXHIBIT D
FORM OF JOINDER AGREEMENT

     --------
JOINDER AGREEMENT

     THIS JOINDER AGREEMENT is executed and delivered by _______________________, a _______________ (“New Seller”) in favor of Quest Diagnostics Receivables Inc., a Delaware corporation, as purchaser (the “Buyer”), with respect to that certain Third Amended and Restated Receivables Sale Agreement dated as of December 12, 2008 by and between Quest Diagnostics Incorporated and certain of its wholly-owned subsidiaries from time to time party thereto as “Sellers” and the Buyer (as amended, supplemented, joined, restated and/or otherwise modified from time to time, the “Sale Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Sale Agreement.

     Subject to receipt of counterparts hereof signed by the Administrative Agent and the Buyer, by its signature below, New Seller hereby absolutely and unconditionally agrees to become a party to the Sale Agreement as a Seller thereunder and to be bound by the provisions thereof, including, without limitation, the provisions of Section 8.12 thereof.

     Attached hereto [is/are] [an] amended and restated version[s] of [Exhibit C and] Schedule 2.1(o) to the Sale Agreement. After giving effect to the amendment[s] and restatement[s] embodied therein, each of the representations and warranties contained in Article II of the Sale Agreement will be true and correct as to New Seller.

     The “Responsible Officers” of the New Seller will be any of its __________, _________ or ______________, acting singly.

     Delivered herewith are each of the documents, certificates and opinions required to be delivered by New Seller pursuant to Article V of the Sale Agreement.

     The provisions of Article VIII of the Sale Agreement are incorporated in this Joinder Agreement by this reference with the same force and effect as if set forth in full herein except that references in such Article VIII to “this Agreement” shall be deemed to refer to “this Joinder Agreement and to the Sale Agreement is modified by this Joinder Agreement.”

     Please acknowledge your consent to New Seller’s joinder in the Sale Agreement by signing the enclosed copy hereof in the appropriate space provided below and faxing a copy of such counterpart to (a) the Administrative Agent, at fax no. (212) 782-6998, Attention: Securitization Group, and (b) to New Seller at the fax no. set forth below its signature hereto.

     IN WITNESS WHEREOF, New Seller has executed this Joinder Agreement as of the ___ day of _______________.

By: ________________________________________
Title:
[Address for Notices, including fax no.]

Each of the undersigned hereby consents
to New Seller’s joinder in the Sale Agreement:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Gotham Agent and Administrative Agent

By: ________________________________
Name:
Title:

CALYON NEW YORK BRANCH, as Atlantic Agent

By: ________________________________
Name:
Title:

QUEST DIAGNOSTICS RECEIVABLES INC., as Buyer

By: ________________________________
Name:
Title:

SCHEDULE 2.1(o)
SELLERS’ FEDERAL TAXPAYER ID NUMBERS; CHIEF EXECUTIVE OFFICE
ADDRESSES; PRINCIPAL LABORATORIES AND
BILLING CENTERS, AND
LOCATION(S) WHERE RECORDS ARE KEPT

A. Corporate Offices

Location	Federal EIN	Legal Name of Seller	Fictitious Name	Prior Legal Name[1]
(DBA)
3 Giralda Farms	16-1387862	Quest Diagnostics	N/A	N/A
Madison, NJ 07940[2]		Incorporated (DE)[3]

3 Giralda Farms	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Madison, NJ 07940		Laboratories, Inc. (DE)

B. Clinical Laboratory Business

(1) Principal Laboratories4

Location	Federal EIN	Legal Name of Seller	Fictitious Name	Prior Legal Name[1]
(DBA)
3714 Northgate Boulevard	71-0897031	Unilab Corporation (DE)	Quest Diagnostics	N/A
Sacramento, CA 95834

967 Mabury Road	71-0897031	Unilab Corporation (DE)	Quest Diagnostics	N/A
San Jose, CA 95133

33608 Ortega Highway	95-2701802	Quest Diagnostics Nichols	Nichols Institute	Quest Diagnostics
San Juan Capistrano, CA 92675		Institute (CA)		Incorporated (CA);
N/A

1 No prior legal names within the past five years, except Quest Diagnostics Nichols Institute, a California corporation and the merger of Central Plains Laboratories, LLC, which merged into LabOne, Inc.
2 This location has served as the chief executive office of each Seller since October 2007. The prior executive office (1290 Wall Street West, Lyndhurst, NJ 07071) serves as an administrative office for certain non-billing related functions.
3 State designations represent the states in which entity is incorporated or organized. These designations are not part of the legal corporate name, but are included here for reference purposes only.
4 Excludes the former regional laboratories that have been downsized to STAT laboratories or closed.

Location	Federal EIN	Legal Name of Seller	Fictitious Name	Prior Legal Name[1]
(DBA)
7600 Tyrone Avenue	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Van Nuys, CA 91405[5]		Laboratories, Inc. (DE)

8403, 8401 and 8511 Fallbrook Avenue	71-8097031	Unilab Corporation (DE)	Quest Diagnostics	N/A
West Hills, CA 91304[6]

695 South Broadway	33-0363116	MetWest Inc. (DE)	Quest Diagnostics	N/A
Denver, CO 80209

3 Sterling Drive	06-0460613	Quest Diagnostics LLC (CT)	N/A	N/A
Wallingford, CT 06492

10200 Commerce Parkway	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Miramar, FL 33025-3938		Laboratories, Inc. (DE)

4225 East Fowler Avenue	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Tampa, FL 33617		Laboratories, Inc. (DE)

1777 Montreal Circle	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Tucker, GA 30084		Laboratories, Inc. (DE)

1355 Mittel Boulevard	36-4257926	Quest Diagnostics LLC (IL)	N/A	N/A
Wood Dale, IL 60191[7]

10101 Renner Boulevard	43-1039532	LabOne, Inc. (MO) [8]	Quest Diagnostics	successor by merger
Lenexa, KS 66219				with Central Plains
Laboratories, LLC, a
Kansas limited
liability company

5 This location is not a regional laboratory. It only conducts clinical trial operations and performs SAMHSA drug testing.
6 The 8401 Fallbrook Avenue facility conducts clinical laboratory operations; the 8403 Fallbrook facility serves as a cytology laboratory; and the 8511 Fallbrook Avenue facility serves as a revenue service center.
7 All services performed in Illinois are now billed using the EIN of Quest Diagnostics LLC (IL).
8 Operates a regional clinical laboratory in Lenexa, KS; through subsidiaries (see C. “Risk Assessment” below) provides health screening and risk assessment services to life insurance subsidiaries, including clinical laboratory testing performed at the Lenexa, KS facility by LabOne, Inc. In 2007, Central Plains Laboratories, LLC merged into LabOne, Inc. and the facility in Hays, KS was downsized.

Location	Federal EIN	Legal Name of Seller	Fictitious Name	Prior Legal Name[1]
(DBA)
4648 S. Interstate10 Service Road	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Metairie, LA 70001-1225		Laboratories, Inc. (DE)

415 Massachusetts Ave.	04-3248020	Quest Diagnostics LLC (MA)	N/A	N/A
Cambridge, MA 02139

1901 Sulphur Spring Road	52-0890739	Quest Diagnostics	N/A	N/A
Baltimore, MD 21227		Incorporated (MD)

4444 Giddings Road	38-1882750	Quest Diagnostics	N/A	N/A
Auburn Hills, MI 48326		Incorporated (MI)

2040 Concourse Drive	38-2084239	Quest Diagnostics Clinical	N/A	N/A
St. Louis, MO 63146[9]		Laboratories, Inc.(DE)

One Malcolm Avenue	16-1387862	Quest Diagnostics	N/A	N/A
Teterboro, NJ 07608		Incorporated (DE)

4230 Burnham Ave	88-0099333	Quest Diagnostics	N/A	N/A
Las Vegas, NV 89119		Incorporated (NV)

575 Underhill Boulevard	38-2084239/	Quest Diagnostics Clinical	N/A	N/A
Syosset, NY 11791	23-2773941[10]	Laboratories, Inc. (DE)

6700 Steger Drive	20-0310967	LabOne of Ohio, Inc. (DE)	Quest Diagnostics	N/A
Cincinnati, OH 45237[11]

6600 S. W. Hampton St.	33-0363116	MetWest Inc. (DE)	Quest Diagnostics	N/A
Portland, OR 97223

9 During the summer of 2008, this facility was downsized and testing transitioned to the Lenexa, KS facility.
10 Receivables generated from the Syosset laboratory are billed under the 23-2773941 EIN.
11 Testing previously performed at the facility located at 2277 Thunderstick Drive, Lexington, KY was transitioned to the Cincinnati facility in late 2006.

Location	Federal EIN	Legal Name of Seller	Fictitious Name	Prior Legal Name[1]
(DBA)
900 Business Center Drive	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Horsham, PA 19044		Laboratories, Inc. (DE)

4 Parkway Center	22-3137283	Quest Diagnostics of	N/A	N/A
875 Greentree Road		Pennsylvania Inc. (DE)
Pittsburgh, PA 15220

525 Mainstream Drive	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Nashville, TN 37228		Laboratories, Inc. (DE)

4770 Regent Boulevard	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Irving, TX 75063		Laboratories, Inc. (DE)

5850 Rogerdale Road	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Houston, TX 77072		Laboratories, Inc. (DE)

14225 Newbook Drive	54-0854787	Quest Diagnostics Nichols	N/A	N/A
Chantilly, VA 20153		Institute, Inc. (VA)

1737 Airport Way South, Suite 200	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Seattle, WA 98134		Laboratories, Inc. (DE)

(2) Laboratory Billing Centers

National Revenue Service Center	16-1387862	Quest Diagnostics	N/A	N/A
2750 Monroe Blvd		Incorporated (DE)
Norristown, PA 19403

Revenue Service Center	71-0897031	Unilab Corporation (DE)	Quest Diagnostics
8511 Fallbrook Avenue
West Hills, CA 91304

(3) Laboratory Data Center (IT)

400 Egypt Road	38-2084239	Quest Diagnostics Clinical	N/A	N/A
Norristown, PA 19403		Laboratories, Inc. (DE)

Location	Federal EIN	Legal Name of Seller	Fictitious Name	Prior Legal Name[1]
(DBA)
C. Risk Assessment Facilities

(1) Laboratories/Operations

10101 Renner Boulevard	43-1039532	LabOne, Inc. (MO)	Quest Diagnostics
Lenexa, KS 66219[12]

(2) Billing Centers

800 NW Chipman Road	43-1336549	Systematic Business	N/A
Lee’s Summit, MO 64063		Services, Inc. (MO)

1020 Laurel Oak Road #300	23-2057350	ExamOne World Wide, Inc.	N/A
Voorhees, NJ 08043		(PA)

12 This facility also serves as a clinical laboratory (see also listing above).